Exhibit 4.2

SERIES 20__-_ INDENTURE SUPPLEMENT

Between

GMF FLOORPLAN OWNER REVOLVING TRUST

Issuer

and

Indenture Trustee

Dated as of _______ ___, 20__

GMF FLOORPLAN OWNER REVOLVING TRUST, SERIES 20__-_

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TABLE OF CONTENTS

(Continued)

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SERIES 20__-_ INDENTURE SUPPLEMENT, dated as of _______ ___, 20__ (as amended, supplemented or otherwise modified from time to time, this “Indenture Supplement”), by and between GMF FLOORPLAN OWNER REVOLVING TRUST, a Delaware statutory trust, as issuer (the “Issuer”), and _____________________________________, a ____________, as Indenture Trustee (the “Indenture Trustee”).

RECITALS

A. The Issuer and the Indenture Trustee are parties to that certain Indenture dated as of March 27, 2013 (as amended, restated, supplemented or otherwise modified from time to time, including pursuant to this Indenture Supplement, the “Indenture”).

B. Section 2.12 of the Indenture provides, among other things, that the Issuer and the Indenture Trustee may at any time and from time to time enter into an Indenture Supplement to authorize the issuance by the Issuer of Notes in one or more Series.

C. The parties to this Indenture Supplement, by executing and delivering this Indenture Supplement, are providing for the creation of the Series 20__-_ Notes and specifying the principal terms thereof.

In consideration of the mutual covenants and agreements contained in this Indenture Supplement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

GRANTING CLAUSES

In addition to the Grant of the Indenture, the Issuer hereby Grants to the Indenture Trustee, for the exclusive benefit of the Holders of the Series 20__-_ Notes, all of the Issuer’s right, title and interest (whether now owned or hereafter acquired) in, to and under:

(i) all Collections allocated to the Holders of the Series 20__-_ Notes;

(ii) the Accumulation Account, the Reserve Account and all amounts on deposit therein from time to time; and

(iii) all present and future claims, demands, causes of action and choses in action regarding the foregoing and all payments on the foregoing and all proceeds of any nature whatsoever regarding the foregoing, including all proceeds of the voluntary or involuntary conversion thereof into cash or other liquid property and all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, general intangibles, goods, checks, deposit accounts, instruments, investment property, money, insurance proceeds, condemnation awards, rights to payment of any kind and other forms of obligations and receivables, instruments and other property that at any time constitute any part of or are included in the proceeds of the foregoing.

The foregoing Grants are made in trust to secure (a) the Issuer’s obligations under the Series 20__-_ Notes equally and ratably without prejudice, priority, or distinction between any Series 20__-_ Note and any other Series 20__-_ Note, (b) the payment of all other sums payable under the Series 20__-_ Notes, the Indenture and this Indenture Supplement and (c) the compliance with the terms and conditions of the Series 20__-_ Notes, the Indenture and this Indenture Supplement, all as provided herein or therein.

The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform the duties herein required to the end that the interests of Series 20__-_ Noteholders may be adequately protected.

ARTICLE I

CREATION OF SERIES 20__-_ NOTES

Section 1.01. Designation.

(a) There is hereby created a Series of Notes to be issued by the Issuer on the Series 20__-_ Issuance Date pursuant to the Indenture and this Indenture Supplement to be known as the “GMF Floorplan Owner Revolving Trust Asset Backed Notes, Series 20__-_” or the “Series 20__-_ Notes.” The Series 20__-_ Notes will be due and payable on the Series 20__-_ Final Maturity Date. The Series 20__-_ Notes shall be issued in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof. The Series 20__-_ will be issued in the form of Book-Entry Notes.

(b) The Excess Interest Sharing Group in which the Series 20__-_ Notes will be included is Excess Interest Sharing Group [___] and the Excess Principal Sharing Group in which the Series 20__-_ Notes will be included is Excess Principal Sharing Group [___]. The Series 20__-_ Notes shall not be subordinated to any other Series.

(c) The first Distribution Date with respect to the Series 20__-_ Notes shall be October 15, 2020. The first Interest Period will consist of 29 days, and interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(d) The Series 20__-_ Notes are “Notes” and this Indenture Supplement is an “Indenture Supplement” for all purposes under the Indenture. If any provision of the Series 20__-_ Notes or this Indenture Supplement conflicts with or is inconsistent with any provision of the Indenture, the provisions of the Series 20__-_ Notes or this Indenture Supplement, as the case may be, control.

(e) Each term defined in Section 2.01 of this Indenture Supplement relates only to Series 20__-_ and this Indenture Supplement and to no other Series or Indenture Supplement.

(f) Series 20__-__ is a “Shelf-Eligible Series” (as defined in the Transfer and Servicing Agreement).

Section 1.02. Additional Limitations on Transfer and Exchange of Series 20__-_ Notes.

(a) The Series 20__-_ Notes are subject to limitations on transfer and exchange set forth in Section 2.05 of the Indenture and in the Underwriting Agreement. The Series 20__-_ Notes have not been and will not be registered under the Securities Act or any state or other applicable securities laws and will not be listed on any exchange.

(b) Notwithstanding the foregoing and the provisions of the Indenture, in the case of any sale or other transfer of a Series 20__-_ Note that is a Definitive Note, the prospective transferee of such Definitive Note shall be required to represent and warrant in writing (and to the extent such Series 20__-_ Note is a Book-Entry Note, shall be deemed to represent) to the Transfer Agent and Registrar that it is not, and is not acting on behalf of or investing the assets of, (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA, that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) a “plan” (as defined in section 4975(e)(1) of the Code), that is subject to Section 4975 of the Code, (c) an entity whose underlying assets are deemed to include assets of an employee benefit plan or a plan described in (a) or (b) above by reason of such employee benefit plan’s or plan’s investment in the entity (collectively, a “Benefit Plan Investor”) or (d) an employee benefit plan, a plan or other similar arrangement that is not a Benefit Plan Investor but is subject to federal, state, local, non-U.S. or other laws or regulations substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”)[For the Class A Notes, Class B Notes and Class C Notes only][; unless such purchaser’s or transferee’s acquisition, holding and disposition of such Definitive Note will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a non-exempt violation of any Similar Law (each of (a) – (d) a “Benefit Plan Entity”). Each transferee of a Note that is a Book-Entry Note that is a Benefit Plan Entity shall be deemed to represent that its acquisition, holding and disposition of the Book-Entry Note will not constitute or result in a non-exempt prohibited transaction under Section 406 or ERISA or Section 4975 of the Code or a non-exempt violation of any Similar Law].

Section 1.03. Global Notes.

The Series 20__-_ Notes, upon original issuance, will be issued in the form of typewritten notes representing the Book-Entry Notes, to be delivered to DTC by, or on behalf of, the Issuer. [The Series 20__-_ Notes sold to persons who are not U.S. Persons in offshore transactions in reliance on Regulation S will each be issued initially in the form of a Temporary Regulation S Global Note and a Permanent Regulation S Global Note for each class of Notes in definitive, fully registered form without interest coupons. Prior to _______ ___, 20__, beneficial interests in the Regulation S Global Notes will be represented by a Temporary Regulation S Global Note, and on and after _______ ___, 20__, beneficial interests in the Regulation S Global Notes will be represented by a Permanent Regulation S Global Note.] Such Series 20__-_ Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Series 20__-_ Noteholder or Beneficial Owner will receive a Definitive Note representing such Series 20__-_ Noteholder’s or Beneficial Owner’s interest in such Series 20__-_ Note, except as provided in Section 2.15 of the Indenture. Unless and until Definitive Notes have been issued:

(a) the provisions of this Section shall be in full force and effect;

(b) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture Supplement (including the payment of principal of and interest on the Series 20__-_ Notes and the giving of instructions or directions hereunder) as the sole holder of the Series 20__-_ Notes, and shall have no obligation to the Series 20__-_ Noteholders or Beneficial Owners;

(c) to the extent that the provisions of this Section conflict with any other provisions of the Indenture or this Indenture Supplement, the provisions of this Section shall control;

(d) the rights of Series 20__-_ Noteholders and Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Series 20__-_ Noteholders and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Notes are issued pursuant to Section 2.15 of the Indenture, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Series 20__-_ Notes to such Clearing Agency Participants;

(e) whenever the Indenture or this Indenture Supplement requires or permits actions to be taken based upon instructions or directions of Series 20__-_ Noteholders or Beneficial Owners evidencing a specified percentage of the Outstanding Principal Amount of the Series 20__-_ Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Series 20__-_ Noteholders and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Series 20__-_ Notes and has delivered such instructions to the Indenture Trustee; and

(f) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Clearing Agency, transfers of a Global Note, in whole or in part, shall only be made in accordance with this Section 1.03.

(i) Subject to clauses (ii) through (iv) of this Section 1.03(f), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to a nominee of the Clearing Agency or to a successor of the Clearing Agency or such successor’s nominee.

(ii) [Regulation S Global Note to Restricted Global Note. A holder of a beneficial interest in a Temporary Regulation S Global Note may not transfer any of its interest in such Temporary Regulation S Global Note to a Person who wishes to take delivery thereof in the form of a Restricted Global Note until the expiration of the Regulation S Restricted Period. After the expiration of the Regulation S Restricted Period, Regulation S Global Notes will be represented by a Permanent Regulation S Global Note. If a holder of a beneficial interest in a Permanent Regulation S Global Note wishes to transfer all or a part of its interest in such Permanent Regulation S Global Note to a Person who wishes to take delivery thereof in the form of a Restricted Global Note, such holder may, subject to the terms hereof and the rules and procedures of Euroclear,

Clearstream or the Clearing Agency, as the case may be, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted Global Note of the same Class. Upon receipt by the Transfer Agent and Registrar of (A) instructions from Euroclear, Clearstream or the Clearing Agency, as the case may be, directing the Transfer Agent and Registrar to cause such Restricted Global Note to be increased by an amount equal to such beneficial interest in such Permanent Regulation S Global Note but not less than the minimum denomination applicable to the related Class of Notes and (B) a certificate substantially in the form of Exhibit C-1 hereto given by the prospective transferee and transferor of such beneficial interest and stating, among other things, that such transferee acquiring such beneficial interest in a Restricted Global Note is a Qualified Institutional Buyer, is obtaining such beneficial interest in a transaction pursuant to Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, then Euroclear, Clearstream or the Transfer Agent and Registrar, as the case may be, will instruct the Clearing Agency to reduce the aggregate principal amount of such Permanent Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Permanent Regulation S Global Note to be transferred, increase the aggregate principal amount of the Restricted Global Note specified in such instructions by an aggregate principal amount equal to such reduction in such aggregate principal amount of the Permanent Regulation S Global Note and make the corresponding adjustments to the applicable participants’ accounts.]

(iii) [Restricted Global Note to Regulation S Global Note. If a holder of a beneficial interest in a Restricted Global Note wishes to transfer all or a part of its interest in such Restricted Global Note to a Person who wishes to take delivery thereof in the form of a Regulation S Global Note, such holder may, subject to the terms hereof and the rules and procedures of Euroclear, Clearstream or the Clearing Agency, as the case may be, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note of the same Class. Upon receipt by the Transfer Agent and Registrar of (A) instructions from Euroclear, Clearstream or the Clearing Agency, as the case may be, directing the Indenture Trustee, as Note Registrar, to cause the aggregate principal amount of such Regulation S Global Note to be increased by an amount equal to such beneficial interest in such Restricted Global Note but not less than the minimum denomination applicable to the related Class of Notes to be exchanged, and (B) a certificate substantially in the form of Exhibit C-2 hereto given by the prospective transferee of such beneficial interest and stating, among other things, that such transferee acquiring such beneficial interest in a Regulation S Global Note is a non-U.S. Person outside the United States and such transfer is being made pursuant to Rule 903 or 904 under Regulation S of the Securities Act, then Euroclear, Clearstream or the Transfer Agent and Registrar, as the case may be, will instruct the Clearing Agency to reduce the aggregate principal amount of such Restricted Global Note by the aggregate principal amount of the interest in such Restricted Global Note to be transferred, increase the aggregate principal amount of the Regulation S Global Note specified in such instructions by an aggregate principal amount equal to such reduction in the aggregate principal amount of the Restricted Global Note and make the corresponding adjustments to the applicable participants’ accounts.]

(iv) Other Exchanges. In the event that a Global Note is exchanged for one or more Definitive Notes pursuant to Section 2.15 of the Indenture, such Notes may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above [(including certification requirements intended to ensure that such transfers comply with Rule 144A or are to non-U.S. Persons outside the United States and otherwise comply with Regulation S, as the case may be)] and as may be from time to time adopted by the Issuer and the Indenture Trustee. For any Definitive Notes issued hereunder, the Issuer represents that such Notes are excluded from the definition of “covered security” under Treasury Regulation 1.6045-1(a)(14)(ii) because the Definitive Notes are subject to section 1272(a)(6) of the Code.

Section 1.04. [Deemed Representations and Agreements for Rule 144A Notes and Regulation S Notes.

Each Series 20__-_ Noteholder or Beneficial Owner of a Rule 144A Note or Regulation S Note, by accepting a Rule 144A Note or Regulation S Note or beneficial interest therein, will be deemed to have acknowledged, represented and agreed as follows:

(a) The Class __ [and Class __] Notes ([collectively,] the “Rule 144A Notes”) have not been and will not be registered under the Securities Act or the securities laws of any jurisdiction. Consequently, the Rule 144A Notes are not transferable other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of certain other provisions of the Indenture.

(b) (i)(A) If such purchaser is an initial purchaser of the Rule 144A Notes, such purchaser is (1) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, a QIB or (2) a non-U.S. Person outside the United States under Regulation S under the Securities Act (B) if such purchaser is a subsequent purchaser of the Rule 144A Notes, such purchaser is a QIB or a non-U.S. Person outside the United States, and (ii) such purchaser is purchasing for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are QIBs, non-U.S. Persons outside the United States or, in the case of subsequent sales of notes, other exempted purchasers). Such purchaser is aware that it (or any account for which it is purchasing) may be required to bear the economic risk of an investment in the Rule 144A Notes for an indefinite period, and it (or such account) is able to bear such risk for an indefinite period.

(c) No sale, pledge or other transfer of any note may be made by any person unless either (i) such sale, pledge or other transfer is made to the depositor, (ii) so long as the Rule 144A Notes are eligible for resale pursuant to Rule 144A under the Securities Act, such sale, pledge or other transfer is made to a person whom the seller reasonably believes after due inquiry is a QIB acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are QIBs) to whom notice is given that the sale, pledge or transfer is being made in reliance on Rule 144A or (iii) such sale, pledge or other transfer is made to a non-U.S. Person outside the United States pursuant to Regulation S under the Securities Act.

(d) The Rule 144A Notes (or a beneficial interest therein) may not be purchased by or transferred to any person that is, or that is acting on behalf of or investing assets of, (A) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (B) a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, (C) an entity whose underlying assets are deemed to include assets of an employee benefit plan or a plan described in (A) or (B) above by reason of such employee benefit plan’s or plan’s investment in the entity (collectively, a “Benefit Plan Investor”), or (D) an employee benefit plan, a plan or other similar arrangement that is not a Benefit Plan Investor but is subject to federal, state, local, non-U.S. or other laws or regulations substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”)[For the Class A Notes, Class B Notes and Class C Notes only][, unless (x) such person’s or transferee’s acquisition, holding and disposition of a Note (or a beneficial interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a non-exempt violation of any provision of any Similar Law].

(e) The Rule 144A Notes will bear the following legends (and such legends will satisfy the notice requirement referred to in (c)(ii) above), unless the Transferor determines otherwise in accordance with applicable law:

(f) THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS NOTE THE HOLDER OF THIS NOTE IS DEEMED TO REPRESENT TO GMF WHOLESALE RECEIVABLES LLC (THE “DEPOSITOR”) AND THE INDENTURE TRUSTEE THAT IT (I) IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”) AND IS ACQUIRING SUCH NOTE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QIBS) TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (II) IS A NON-U.S. PERSON OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT.

NO SALE, PLEDGE OR OTHER TRANSFER OF THIS NOTE MAY BE MADE BY ANY PERSON UNLESS (I) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO THE DEPOSITOR, (II) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES AFTER DUE INQUIRY IS A QIB ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QIBS) TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (III) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO A NON-U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT. ANY ATTEMPTED TRANSFER IN CONTRAVENTION OF THE IMMEDIATELY PRECEDING RESTRICTIONS WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEROR WILL CONTINUE TO BE TREATED AS THE OWNER OF THE NOTES FOR ALL PURPOSES.

EACH PURCHASER OR TRANSFEREE OF A BENEFICIAL INTEREST IN THIS NOTE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT, AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF, (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (B) A “PLAN” (AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE ASSETS OF AN EMPLOYEE BENEFIT PLAN OR A PLAN DESCRIBED IN (A) OR (B) ABOVE BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY (COLLECTIVELY, A “BENEFIT PLAN INVESTOR”) OR (D) AN EMPLOYEE BENEFIT PLAN, A PLAN OR OTHER SIMILAR ARRANGEMENT THAT IS NOT A BENEFIT PLAN INVESTOR BUT IS SUBJECT TO FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”)[FOR THE CLASS A NOTES, CLASS B NOTES AND CLASS C NOTES ONLY][, UNLESS SUCH PURCHASER’S OR TRANSFEREE’S ACQUISITION, HOLDING AND DISPOSITION OF THE NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR A NON-EXEMPT VIOLATION OF ANY SIMILAR LAW].

(g) Such purchaser acknowledges that it has been afforded an opportunity to request from the Issuer, the Transferor, the originator, the Servicer and the Initial Purchasers, and has received and reviewed, all information which it has deemed necessary in connection with its decision to purchase the Rule 144A Notes. Such purchaser acknowledges that none of the Issuer, the Transferor, the originator, the Servicer, the Initial Purchasers or any of their respective affiliates or any person representing any of them has made any representation to it with respect to any information relating to the offering or sale of the Rule 144A Notes, other than the information contained in the offering memorandum relating to the Rule 144A Notes, a copy of which has been delivered to it.

(h) Such purchaser understands that all information furnished to it by the Transferor or representatives of the Transferor in connection with its evaluation of an investment in the Rule 144A Notes was provided to it on a confidential basis and it agrees not to disclose such information, in whole or in part, to any other person (i) except as required by law, (ii) to purchasers or potential purchasers of the Rule 144A Notes, (iii) pursuant to an order of a court or administrative agency, (iv) in any pending legal or administrative proceeding, (v) upon the request or demand of a regulatory authority, (vi) to such purchaser’s affiliates, employees, counsel and auditors, or (vii) to the extent such information becomes publicly available other than by reason of disclosure by such purchaser or was or becomes available to such purchaser from a source not known by such purchaser to be subject to a confidentiality obligation to the Transferor.]

ARTICLE II

DEFINITIONS

Section 2.01. Definitions.

Whenever used in this Indenture Supplement, the following words and phrases have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Annex of Definitions attached as Annex A to the Indenture.

“Accumulation Account” has the meaning specified in Section 4.09(a).

“Accumulation Period” means, unless an Early Amortization Period shall have occurred prior thereto, the period commencing on the Accumulation Period Commencement Date and terminating on the earlier of (a) the date on which an Early Amortization Period commences and (b) the last day of the Collection Period related to the Series 20__-_ Expected Final Distribution Date.

“Accumulation Period Commencement Date” means _______ __, 20__ or such later date as is determined in accordance with Section 4.10.

“Accumulation Period Length” has the meaning specified in Section 4.10.

“Accumulation Shortfall” means (a) on the first Distribution Date with respect to the Accumulation Period, zero and (b) thereafter, on each Distribution Date with respect to the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for the preceding Distribution Date over all amounts deposited in the Accumulation Account pursuant to Section 4.03 on such preceding Distribution Date.

“Additional Interest” has the meaning specified in Section 4.02(b).

“Advisers Act” has the meaning specified in Section 1.04(d)(i)(A).

“Annex of Definitions” shall mean the Annex of Definitions attached to the Indenture.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of __________, 20__, by and among the Issuer, the Servicer, the Indenture Trustee and the Asset Representations Reviewer.

“Asset Representations Reviewer” means __________, a ___________.

“Basic Documents” means, with respect to the Series 20__-_ Notes, each of the documents identified in the definition of “Basic Documents” in the Indenture, as well as each of the following: this Indenture Supplement, the Series 20__-_ Notes, the Underwriting Agreement, the Asset Representations Review Agreement, the Dispute Resolution Supplement and all supplements, agreements and instruments related thereto.

[”Benchmark” means for an Interest Period (i) initially, LIBOR and (ii) if a Benchmark Transition Event, its related Benchmark Replacement Date and the date of implementation thereof by the Servicer have occurred with respect to LIBOR or the then-current Benchmark, the applicable Benchmark Replacement.]

[”Benchmark Determination Date” means (i) if the Benchmark is LIBOR, the date that is two (2) London Business Days before the first day of the applicable Interest Period, (ii) if the Benchmark is Term SOFR, the date that is two (2) Business Days before the first day of the applicable Interest Period, (iii) if the Benchmark is Compounded SOFR, the date that is five (5) Business Days before the related Distribution Date and (iv) if the Benchmark is any other rate, the date determined by the Servicer according to Section [___] of this Indenture Supplement.]

[”Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Servicer as of the Benchmark Replacement Date:

(i) the sum of (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(ii) the sum of (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(iii) the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; and

(iv) the sum of (a) the alternate rate of interest that has been selected by the Servicer in its reasonable discretion as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment.]

[”Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Servicer as of the Benchmark Replacement Date:

(i) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; and

(ii) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Servicer in its reasonable discretion for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement.]

[”Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Benchmark Determination Date,” “Interest Period,” and “Reference Time,” the timing and frequency of determining rates, the process of making payments of interest and other administrative matters) that the Servicer decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Servicer decides that adoption of any portion of such market practice is not administratively feasible or if the Servicer determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Servicer determines is reasonably necessary).]

[”Benchmark Replacement Date” means:

(i) in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(b) in the case of clause (iii) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on a Benchmark Determination Date, but earlier than the Reference Time for that Benchmark Determination Date, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.]

[”Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(i) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(ii) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(iii) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative of the underlying market or economic reality or may no longer be used.]

[”Calculation Agent” has the meaning specified in Section 4.02(c).]

“Class” means the Class A Notes, Class B Notes, Class C Notes and/or Class D Notes, as the context requires.

“Class A Noteholder” means a Class A-1 Noteholder and a Class A-2 Noteholder.

“Class A Notes” means any one of the Class A-1 Notes or Class A-2 Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

“Class A-1 Initial Principal Amount” means $_________.

“Class A-1 Note Interest Rate” means ___%.

“Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered in the Note Register.

“Class A-1 Notes” means any one of the Series 20__-_ Class A-1 Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

“Class A-1 Outstanding Principal Amount” means, with respect to any day, an amount equal to (a) the Class A-1 Initial Principal Amount, minus (b) the aggregate amount of any principal payments made to the Class A-1 Noteholders before such day.

[”Class A-2 Initial Principal Amount” means $_________.

“Class A-2 Note Interest Rate” means the sum of [LIBOR][SOFR] plus ___%; provided, that if the sum of one-month [LIBOR][SOFR] + ___% is less than 0.00% for any Interest Period, then the “Class A-2 Note Interest Rate” for such Interest Period will be deemed to be 0.00%.

“Class A-2 Noteholder” means the Person in whose name a Class A-2 Note is registered in the Note Register.

“Class A-2 Notes” means any one of the Series 20__-_ Class A-2 Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

“Class A-2 Outstanding Principal Amount” means, with respect to any day, an amount equal to (a) the Class A-2 Initial Principal Amount, minus (b) the aggregate amount of any principal payments made to the Class A-2 Noteholders before such day.]

“Class B Initial Principal Amount” means $__________.

“Class B Note Interest Rate” means ___%.

“Class B Noteholder” means the Person in whose name a Class B Note is registered in the Note Register.

“Class B Notes” means any one of the Series 20__-_ Class B Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

“Class B Outstanding Principal Amount” means, with respect to any day, an amount equal to (a) the Class B Initial Principal Amount, minus (b) the aggregate amount of any principal payments made to the Class B Noteholders before such day.

“Class C Initial Principal Amount” means $___________.

“Class C Note Interest Rate” means ___%.

“Class C Noteholder” means the Person in whose name a Class C Note is registered in the Note Register.

“Class C Notes” means any one of the Series 20__-_ Class C Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

“Class C Outstanding Principal Amount” means, with respect to any day, an amount equal to (a) the Class C Initial Principal Amount, minus (b) the aggregate amount of any principal payments made to the Class C Noteholders before such day.

“Class D Initial Principal Amount” means $_________.

“Class D Note Interest Rate” means ___%.

“Class D Noteholder” means the Person in whose name a Class D Note is registered in the Note Register.

“Class D Notes” means any one of the Series 20__-_ Class D Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

“Class D Outstanding Principal Amount” means, with respect to any day, an amount equal to (a) the Class D Initial Principal Amount, minus (b) the aggregate amount of any principal payments made to the Class D Noteholders before such day.

“Collection Period” means, (a) with respect to the October 2020 Distribution Date, the period from (and excluding) the Series 20__-_ Cutoff Date and ending on (and including) ________ ___, 20__ and (b) with respect to any other Distribution Date, the calendar month preceding the month in which that Distribution Date occurs.

“Controlled Accumulation Amount” means, for any Distribution Date with respect to the Accumulation Period, $__________; provided, however, that if the Accumulation Period Length is determined to be less than six months pursuant to Section 4.10, the Controlled Accumulation Amount for each Distribution Date with respect to the Accumulation Period shall be equal to the quotient obtained by dividing (a) the Series 20__-_ Initial Invested Amount by (b) the Accumulation Period Length.

“Controlled Deposit Amount” means, for any Distribution Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Accumulation Shortfall existing on such Distribution Date.

“Dealer Overconcentrations” means, for any date on which the Incremental Overcollateralization Amount is calculated, the sum of the following amounts:

(a) the amount by which the aggregate balance of Principal Receivables due from the single largest Dealer (as measured by the outstanding Principal Receivables related to such Dealer together with its Affiliates), exceeds 4.0% of the Pool Balance on the related date;

(b) the amount by which the aggregate balance of Principal Receivables due from the second largest Dealer (as measured by the outstanding Principal Receivables related to such Dealer together with its Affiliates), exceeds 3.5% of the Pool Balance on the related date;

(c) the amount by which the aggregate balance of Principal Receivables due from the third and fourth largest Dealers (as measured by the outstanding Principal Receivables related to such Dealer together with its Affiliates), exceeds 3.0% of the Pool Balance on the related date; and

(d) the amount by which the principal balance of all Principal Receivables as of the related date owing from any single Dealer (as measured by the outstanding Principal Receivables related to such Dealer together with its Affiliates), not described in clauses (a) through (c) above, exceeds 2.5% of the Pool Balance on the related date.

For purposes of this definition, the “related date” will be (i) the Series 20__-_ Cutoff Date if this definition is referenced to calculate the Incremental Overcollateralization Amount for the Series 20__-_ Issuance Date; and (ii) the last day of the Collection Period relating to the Distribution Date with respect to which the Incremental Overcollateralization Amount is being calculated if this definition is referenced to calculate the Incremental Overcollateralization Amount for a Distribution Date.

“Dealer Ratings Trigger” means, for a Collection Period, that the aggregate principal amount of Receivables in Accounts that have been designated as “tier IV” by the Servicer exceeds __% of the Pool Balance, in each case, as of the last day of the Collection Period.

“Dispute Resolution Supplement” means the Dispute Resolution Supplement, dated as of __________, 20__, by and among the Issuer, the Servicer and the Transferor.

“Distribution Date” means ________ ___, 20__ and the 15th day of each calendar month thereafter, or if such 15th day is not a Business Day, the next succeeding Business Day.

“Early Amortization Event” means any Early Amortization Event specified in Section 5.01 of the Indenture or Section 6.01 hereof.

“Early Amortization Period” means, with respect to Series 20__-_, a period beginning on the day on which an Early Amortization Event occurs and terminating on the earliest of (a) the last day of the Collection Period related to the Distribution Date on which the Series 20__-_ Invested Amount is reduced to zero and (b) if the Early Amortization Period has commenced before the commencement of the Accumulation Period, the day on which the Revolving Period recommences under the circumstances described in the Indenture and in Section 6.01.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Event of Default” means any Event of Default specified in Section 5.02 of the Indenture.

“Excess Interest Amounts” means, with respect to Series 20__-_, for any Distribution Date, the excess, if any, of (a) the Series 20__-_ Available Interest Amounts for such Distribution Date over (b) the full amount required to be paid, without duplication, pursuant to clauses (i) through [(x)] of Section 4.03(a) on such Distribution Date.

“Excess Interest Sharing Group [___]” means Series 20__-_ and each other Series specified in the related Indenture Supplement to be included in Excess Interest Sharing Group [___] from which, or to which, Excess Interest Amounts (and comparable amounts with respect to each such other Series) may be allocated to cover shortfalls in payments or deposits of the other Series in Excess Interest Sharing Group [___].

“Excess Principal Amounts” means, with respect to Series 20__-_, for any Distribution Date, (a) during the Revolving Period, the Series 20__-_ Available Principal Amounts for the Collection Period related to such Distribution Date after making any required deposit to the Excess Funding Account, and (b) during the Accumulation Period or an Early Amortization Period, the excess, if any, of (i) the Series 20__-_ Available Principal Amounts for the Collection Period related to such Distribution Date over (ii) the full amount required to be paid or deposited, without duplication, pursuant to clause (i) of Section 4.03(d) or clause (i) of Section 4.03(e) on such Distribution Date.

“Excess Principal Sharing Group [___]” means Series 20__-_ and each other Series specified in the related Indenture Supplement to be included in Excess Principal Sharing Group [___] from which, or to which, Excess Principal Amounts (and comparable amounts with respect to each such other Series) may be allocated to cover shortfalls in payments or deposits of the other Series in Excess Principal Sharing Group [___].

“Fleet Account” means a credit line or account pursuant to which advances may be made to finance Vehicles intended for sale to fleet customers, generally in lots of 10 or more.

“Incremental Overcollateralization Amount” means, for the Series 20__-_ Issuance Date and any Distribution Date, the product of (i) a fraction, the numerator of which is the sum of (A) the Series 20__-_ Invested Amount as of such date and (B) the Primary Series 20__-_ Overcollateralization Amount as of such date, in each case before giving effect to distributions and allocations on such date, and the denominator of which is the Pool Balance as of the Series 20__-_ Cutoff Date or the last day of the related Collection Period, as applicable, and (ii) the sum, without duplication, of:

(1) the aggregate principal balance of Ineligible Receivables, other than Ineligible Receivables that were Defaulted Receivables as of the Series 20__-_ Cutoff Date or that became Defaulted Receivables during the related Collection Period, as applicable;

(2) the Dealer Overconcentrations, other than the aggregate principal balance of Principal Receivables that comprise the Dealer Overconcentrations and were Defaulted Receivables as of the Series 20__-_ Cutoff Date or the last day of the related Collection Period, as applicable;

(3) the amount by which the aggregate principal balance of Principal Receivables relating to vehicles that are medium-duty or heavy-duty trucks exceeds 2.00% of the Pool Balance as of the Series 20__-_ Cutoff Date or the last day of the related Collection Period, as applicable;

(4) the amount by which the aggregate principal balance of Principal Receivables relating to vehicles that are designated by the servicer specifically for dealer demonstration use, as a service loaner vehicle or for similar uses by the related dealer exceeds 7.50% of the Pool Balance as of the Series 20__-_ Cutoff Date or the last day of the related Collection Period, as applicable;

(5) the amount by which the aggregate principal balance of Principal Receivables relating to Used Vehicles exceeds 20.00% of the Pool Balance as of the Series 20__-_ Cutoff Date;

(6) the amount by which the principal balance of all Principal Receivables owing from all Motors Holdings Dealers exceeds 5.00% of the Pool Balance as of the Series 20__-_ Cutoff Date or the last day of the related Collection Period, as applicable;

(7) the amount by which the principal balance of all Principal Receivables arising under Fleet Accounts exceeds 2.00% of the Pool Balance as of the Series 20__-_ Cutoff Date or the last day of the related Collection Period, as applicable; and

(8) the amount by which the principal balance of all Principal Receivables as of the Series 20__-_ Cutoff Date or the last day of the related Collection Period, as applicable, owing from all dealers that are rated “III” or “IV” in accordance with the Floorplan Financing Guidelines exceeds 0.0% of the Pool Balance as of the Series 20__-_ Cutoff Date or the last day of the related Collection Period, as applicable.

Notwithstanding the foregoing, the Incremental Overcollateralization Amount shall be reduced and reinstated as provided in Section 4.08.

“Indenture” has the meaning specified in the recitals of this Indenture Supplement.

“Interest Deficiency” has the meaning specified in Section 4.02(b).

“Interest Period” means, with respect to any Distribution Date, the period from and including the 15th day of the month prior to that Distribution Date (or, in the case of the first Distribution Date, from and including the Series 20__-_ Issuance Date) to but excluding the 15th day of the month in which such Distribution Date occurs.

“Interest Shortfall” means, with respect to Series 20__-_ for any Distribution Date, the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to clauses (i) through [(ix)] of Section 4.03(a) on such Distribution Date over (b) the Series 20__-_ Available Interest Amounts for such Distribution Date.

“Investor Charge-Off” has the meaning specified in Section 4.04.

[”LIBOR” means, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Reuters Screen LIBOR01 Page (or any replacement page) as of 11:00 a.m., London time, on the related Benchmark Determination Date. If such rate does not appear on the Reuters Screen LIBOR01 Page, the rate for that Interest Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major banks in the London interbank market selected by the Calculation Agent with the approval of the Servicer to provide such bank’s offered quotation of such rates at approximately 11:00 a.m., London time, on the related Benchmark Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Period and in a principal amount of at least U.S.$1,000,000. The Calculation Agent, will request the principal London office of each of those four banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by four major banks with branch offices in New York City selected by the Calculation Agent with the approval of the Servicer at approximately 11:00 a.m., New York City time, on the related Benchmark Determination Date with respect to such Interest Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the first day of such Interest Period and in a principal amount of at least U.S.$1,000,000; provided, however, that if fewer than two of the banks selected by the Calculation Agent, with the approval of the Servicer, are not quoting rates as mentioned in this sentence, LIBOR for such Interest Period will be the same as LIBOR for the immediately preceding Interest Period.]

[”LIBOR Determination Date” has the meaning specified in Section 4.02(c).]

[”London Business Day” has the meaning specified in Section 4.02(c).]

“Monthly Interest” has the meaning specified in Section 4.02(a).

“Monthly Payment Rate” means, with respect to any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Principal Collections with respect to such Collection Period and the denominator of which is the Pool Balance at the start of business on the first day of such Collection Period.

“Monthly Servicing Fee” means, for any Distribution Date and the related Collection Period, an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Series 20__-_ Nominal Liquidation Amount as of the close of business on the last day of the Collection Period immediately preceding such related Collection Period (or in the case of the first Distribution Date, the Series 20__-_ Nominal Liquidation Amount as of the Series 20__-_ Cutoff Date).

“Motor Holdings Dealer” means a Dealer in which General Motors Company and its Affiliates own five percent (5.0%) or more of the equity interests.

“Non-U.S. Person” means any person other than a U.S. Person or other than a partnership (including any entity treated as a partnership for U.S. federal income tax purposes).

“Note Interest Rate” means the Class A Note Interest Rate, the Class B Note Interest Rate, the Class C Note Interest Rate and/or the Class D Note Interest Rate, as applicable.

[”Permanent Regulation S Global Note” means, after the expiration of the Regulation S Restricted Period, a Global Note offered and sold in reliance on Regulation S.]

“Primary Series 20__-_ Overcollateralization Amount” means, (a) for the Series 20__-_ Issuance Date, the amount equal to the product of (i) 15.61% and (ii) the Series 20__-_ Initial Principal Amount and (b) for any Distribution Date, the amount equal to the product of (i) the Series 20__-_ Overcollateralization Percentage on such Distribution Date and (ii) the Series 20__-_ Initial Invested Amount; provided, that such amount shall be subject to increase and decrease from time to time in the sole discretion of GMF, as provided in Section 4.08(d).

“Principal Shortfall” means, with respect to Series 20__-_, (a) for any Distribution Date with respect to the Revolving Period, zero, (b) for any Distribution Date with respect to the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such Distribution Date over the Series 20__-_ Available Principal Amounts for the related Collection Period and (c) for any Distribution Date with respect to the Early Amortization Period, the excess, if any, of the Series 20__-_ Invested Amount over the Series 20__-_ Available Principal Amounts for the related Collection Period.

[”QIB” means “Qualified Institutional Buyer,” as defined under Rule 144A.]

“Rating Agency” means any nationally recognized statistical rating organization that is hired by GMF or an Affiliate of GMF to assign ratings on the Series 20__-_ Notes and is then rating the Series 20__-_ Notes. As of the Series 20__-_ Issuance Date, the Rating Agencies are _______ and ________.

“Reallocated Principal Collections”, with respect to any Distribution Date, has the meaning specified in Section 4.05.

“Reassignment Amount” means, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (a) amounts due and owing to the Indenture Trustee and the Owner Trustee pursuant to Section 4.03(a), plus (b) the Series 20__-_ Outstanding Principal Amount on such Distribution Date, plus (c) Monthly Interest for such Distribution Date and any Monthly Interest previously due but not distributed to the Series 20__-_ Noteholders, plus (d) Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to the Series 20__-_ Noteholders on a prior Distribution Date.

“Record Date” means, for the Series 20__-_ Notes and with respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date.

[”Reference Time” means, for an Interest Period, (i) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the Benchmark Determination Date and (ii) if the Benchmark is a rate other than LIBOR, the time on the Benchmark Determination Date determined by the Servicer according to Section [___] of this Indenture Supplement.]

[”Regulation S” means Regulation S under the Securities Act of 1933, as amended.]

[”Regulation S Global Note” means any Permanent Regulation S Global Note or any Temporary Regulation S Global Note.]

[”Regulation S Restricted Period” means the period commencing on the Series 20__-_ Issuance Date and ending on the fortieth (40th) day after the Series 20__-_ Issuance Date; provided, however, that if any Series 20__-_ Notes are retained by the Issuer or any Affiliate of the Issuer on the Series 20__-_ Issuance Date, then “Regulation S Restricted Period” means the period commencing on the date such retained Series 20__-_ Notes are sold by the Issuer or such Affiliate, as applicable, and ending on the fortieth (40th) day after such sale.]

“Related Note Interest Rate” means, with respect to the Class A Notes, the Class A Note Interest Rate; with respect to the Class B Notes, the Class B Note Interest Rate; with respect to the Class C Notes, the Class C Note Interest Rate; and with respect to the Class D Notes, the Class D Note Interest Rate.

“Related Initial Principal Amount” means, with respect to the Class A Notes, the Class A Initial Principal Amount; with respect to the Class B Notes, the Class B Initial Principal Amount; with respect to the Class C Notes, the Class C Initial Principal Amount; and with respect to the Class D Notes, the Class D Initial Principal Amount.

“Related Outstanding Principal Amount” means, with respect to the Class A Notes, the Class A Outstanding Principal Amount; with respect to the Class B Notes, the Class B Outstanding Principal Amount; with respect to the Class C Notes, the Class C Outstanding Principal Amount; and with respect to the Class D Notes, the Class D Outstanding Principal Amount.

“Representatives” means [_______], [______] and [_______].

“Required Participation Amount” means, at the time of reference thereto, the sum of (a) the sum of, for each outstanding Series (including Series 20__-_), the product of (i) the required participation percentage (including the Required Participation Percentage) for such outstanding Series multiplied by (ii) the respective Invested Amount (including the Series 20__-_ Invested Amount) at such time for such outstanding Series and (b) the sum of the Required Overcollateralization Amounts (including the Required Series 20__-_ Overcollateralization Amount) at such time for all outstanding Series.

“Required Participation Percentage” means, with respect to Series 20__-_, 100%; provided, however, that the Transferor may, in its sole discretion, increase this percentage; provided, further, that if the Transferor voluntarily increases the Required Participation Percentage, then it may, in its sole discretion, upon ten days’ prior notice to the Indenture Trustee and, if applicable, each Rating Agency, subsequently decrease the Required Participation Percentage to 100% or higher.

“Required Series 20__-_ Overcollateralization Amount” means, for any Distribution Date, the sum of (a) the Primary Series 20__-_ Overcollateralization Amount on such date and (b) the Incremental Overcollateralization Amount on such date.

“Reserve Account” has the meaning specified in Section 4.11(a).

“Reserve Account Initial Deposit” means $___________.

[”Restricted Global Note” means a Global Note offered and sold in reliance on Rule 144A.]

“Revolving Period” means the period beginning on the Series 20__-_ Issuance Date and terminating on the earlier of (a) the date on which an Early Amortization Period commences and (b) the Accumulation Period Commencement Date; provided, however, that so long as the Accumulation Period has not commenced, the Revolving Period may recommence if an Early Amortization Event that occurred prior to the commencement of the Accumulation Period has been terminated as provided in Section 6.01.

[”Reuters Screen LIBOR01 Page” means the display designated on the Reuters service (or the successor display page, other published source, information vendor or provider that has been officially designated by Reuters).]

[”Rule 144A” means Rule 144A under the Securities Act.]

[”Rule 144A Information” shall be such information as is specified in Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).]

“Series 20__-_” means the Series of Notes, the terms of which are specified in this Indenture Supplement.

“Series 20__-_ Allocable Defaulted Amount” means, for any Date of Processing in a Collection Period and the related Distribution Date, the product of (a) the Series 20__-_ Floating Allocation Percentage for such Date of Processing and (b) the Defaulted Amount for such date.

“Series 20__-_ Allocable Interest Collections” means, for any Date of Processing in a Collection Period, the product of (a) the Series 20__-_ Floating Allocation Percentage for such Date of Processing and (b) the Interest Collections for such date.

“Series 20__-_ Allocable Principal Collections” means, for any Date of Processing in a Collection Period, the product of (a) the Series 20__-_ Principal Allocation Percentage for such Date of Processing and (b) the Principal Collections for such date.

“Series 20__-_ Allocation Percentage” means, for any Date of Processing in a Collection Period (as used in this definition, the “specified Collection Period”), the percentage equivalent, which shall never exceed 100%, of a fraction, the numerator of which is the Series 20__-_ Nominal Liquidation Amount as of the close of business on the last day of the Collection Period immediately preceding the specified Collection Period (or with respect to any Date of Processing in the Collection Period related to the October 2020 Distribution Date, the Series 20__-_ Nominal Liquidation Amount as of the Series 20__-_ Issuance Date) and the denominator of which is the sum of the Nominal Liquidation Amounts for all outstanding Series of Notes (including Series 20__-_) for such day (or with respect to any day in the Collection Period related to the October 2020 Distribution Date, the sum of the Nominal Liquidation Amounts for all outstanding Series of Notes (including Series 20__-_) as of the Series 20__-_ Issuance Date (after giving effect to the application of proceeds from the issuance of the Series 20__-_ Notes)).

“Series 20__-_ Available Interest Amounts” means, with respect to any Distribution Date and the related Collection Period, an amount equal to (a) the sum of, for each Date of Processing during such Collection Period, the Series 20__-_ Allocable Interest Collections for such date, plus (b) all net investment earnings on amounts (if any) on deposit in the Accumulation Account and the Reserve Account for the Collection Period for such Distribution Date, plus (c) the sum of, for each day during the Collection Period for such Distribution Date, the product of the Series 20__-_ Allocation Percentage for such day and all net investment earnings on amounts (if any) on deposit in the Collection Account and the Excess Funding Account allocable to such day.

“Series 20__-_ Available Principal Amounts” means, with respect to any Distribution Date and the related Collection Period, an amount equal to (a) the sum of, for each Date of Processing during such Collection Period, the Series 20__-_ Allocable Principal Collections on such date, plus (b) the amount of Series 20__-_ Available Interest Amounts to be treated as Series 20__-_ Available Principal Amounts on such Distribution Date to cover the Series 20__-_ Defaulted Amount pursuant to Section 4.03(a)(vii) or to reimburse the Series 20__-_ Nominal Liquidation Amount Deficit pursuant to Section 4.03(a)(viii) for such Distribution Date, plus (c) the amount of Series 20__-_ Available Interest Amounts treated as Series 20__-_ Available Principal Amounts pursuant to Section 4.03(a)(x) on each Distribution Date on and after the occurrence of an Event of Default and a declaration that all Series 20__-_ Notes are immediately due and payable pursuant to Section 5.03(a) of the Indenture minus (d) Reallocated Principal Collections for such Distribution Date.

“Series 20__-_ Cutoff Date” means the close of business on _________ ___, 20__.

“Series 20__-_ Defaulted Amount” means, with respect to any Collection Period, an amount equal to the sum of the Series 20__-_ Allocable Defaulted Amounts in such Collection Period.

“Series 20__-_ Expected Final Distribution Date” means the August 2023 Distribution Date.

“Series 20__-_ Final Maturity Date” means the August 2025 Distribution Date.

“Series 20__-_ Floating Allocation Percentage” means, for any Date of Processing during a Collection Period (as used in this definition, the “specified Collection Period”), the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the Series 20__-_ Nominal Liquidation Amount as of the close of business on the last day of the Collection Period immediately preceding the specified Collection Period (or with respect to any Date of Processing in the Collection Period related to the October 2020 Distribution Date, the Series 20__-_ Nominal Liquidation Amount as of the Series 20__-_ Issuance Date), and the denominator of which is the greater of (a) the Pool Balance as of the close of business on the last day of the Collection Period immediately preceding the specified Collection Period (or in the case of the Collection Period related to the October 2020 Distribution Date, the Series 20__-_ Cutoff Date), and (b) the sum of the numerators used to calculate the Floating Allocation Percentages for all outstanding Series of Notes (including the Series 20__-_ Notes) for such Date of Processing. The “Series 20__-_ Floating Allocation Percentage” shall be the “Floating Allocation Percentage” with respect to the Series 20__-_ Notes for purposes of the Indenture.

“Series 20__-_ Initial Invested Amount” means $________.

“Series 20__-_ Initial Principal Amount” means $__________, which is the sum of the Class A Initial Principal Amount, the Class B Initial Principal Amount, the Class C Initial Principal Amount and the Class D Initial Principal Amount.

“Series 20__-_ Invested Amount” means, as of any day, an amount equal to the Series 20__-_ Initial Invested Amount minus the reductions, and plus the reinstatements and increases, if any, in the Series 20__-_ Invested Amount as provided in Section 4.08 on or preceding such day.

“Series 20__-_ Invested Amount Deficit” means, as of any Distribution Date, the amount, if any, by which (a) the Series 20__-_ Outstanding Principal Amount on such date, less the amount (other than investment earnings), if any, on deposit in the Accumulation Account on such date, exceeds (b) the Series 20__-_ Invested Amount on such date.

“Series 20__-_ Issuance Date” means _______ ___, 20__.

“Series 20__-_ Nominal Liquidation Amount” means, for any day, the sum of (a) the Series 20__-_ Invested Amount as of the Distribution Date on or preceding such day (or, with respect to any day prior to the October 2020 Distribution Date, as of the Series 20__-_ Issuance Date) and (b) the Series 20__-_ Overcollateralization Amount as of the Distribution Date on or preceding such day (or, with respect to any day prior to the October 2020 Distribution Date, as of the Series 20__-_ Issuance Date) (but, in no event, less than zero), in each case, after giving effect to the allocations, distributions, withdrawals and deposits to be made on such day. The “Series 20__-_ Nominal Liquidation Amount” shall be the “Nominal Liquidation Amount” with respect to the Series 20__-_ Notes for purposes of the Indenture.

“Series 20__-_ Nominal Liquidation Amount Deficit” means, as of any Distribution Date, the sum of (a) the Series 20__-_ Invested Amount Deficit and (b) the Series 20__-_ Overcollateralization Amount Deficit.

“Series 20__-_ Noteholder” means a Class A Noteholder, a Class B Noteholder, a Class C Noteholder and/or a Class D Noteholder.

“Series 20__-_ Notes” means any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

“Series 20__-_ Outstanding Principal Amount” means the sum of the Class A Outstanding Principal Amount, the Class B Outstanding Principal Amount, the Class C Outstanding Principal Amount and the Class D Outstanding Principal Amount.

“Series 20__-_ Overcollateralization Amount” means the sum of (a) the Primary Series 20__-_ Overcollateralization Amount and (b) the Incremental Overcollateralization Amount.

“Series 20__-_ Overcollateralization Amount Deficit” means, as of any Distribution Date, the amount, if any, by which (a) the aggregate amount of reductions of the Series 20__-_ Overcollateralization Amount due to Investor Charge-Offs and Reallocated Principal Collections with respect to Series 20__-_ as provided in Section 4.08(b) through such date exceeds (b) the aggregate amount of reimbursements of such reductions as provided in Section 4.08(c) through such date.

“Series 20__-_ Overcollateralization Percentage” means 15.61%; provided, that (a) the Transferor may, in its sole discretion, increase the Series 20__-_ Overcollateralization Percentage; provided, further, that if the Transferor voluntarily increases the Series 20__-_ Overcollateralization Percentage, then it may, in its sole discretion, upon ten (10) days’ prior notice to the Indenture Trustee and each Rating Agency, subsequently decrease the Series 20__-_ Overcollateralization Percentage to 15.61% or higher, and (b) the Series 20__-_ Overcollateralization Percentage will increase to (i) 18.50% if the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 25.00% and greater than or equal to 22.50% and the Transferor does not elect to increase the Specified Reserve Account Balance in accordance with the definition thereof, (ii) 21.68% if the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 22.50% and greater than or equal to 20.00% and the Transferor does not elect to increase the Specified Reserve Account Balance in accordance with the definition thereof and (iii) 25.14% if the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 20.00% and the Transferor does not elect to increase the Specified Reserve Account Balance in accordance with the definition thereof and, after any such increase, will return to the applicable percentage specified in clause (i) or (ii) above (subject to increase again in accordance with this clause (b)) if the average of the Monthly Payment Rates for the three preceding Collection Periods is in the related above-specified range and will return to 15.61% (subject to increase again in accordance with this clause (b)) if the average of the Monthly Payment Rates for the three preceding Collection Periods is greater than or equal to 25.00%.

“Series 20__-_ Principal Allocation Percentage” means, for any Date of Processing during a Collection Period (as used in this definition, the “specified Collection Period”), the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the Series 20__-_ Nominal Liquidation Amount as of the close of business on the last day of the Collection Period immediately preceding the specified Collection Period (or, if such date occurs after the end of the Revolving Period, as of the last day of the Revolving Period) and the denominator of which is the greater of (a) the Pool Balance as of the last day of the Collection Period immediately preceding the specified Collection Period and (b) the sum of the numerators used to calculate the percentages for allocating Principal Collections to all outstanding Series of Notes (including the Series 20__-_ Notes) for such Date of Processing; provided, however, that, with respect to the Collection Period related to the October 2020 Distribution Date, the Series 20__-_ Principal Allocation Percentage shall be the percentage equivalent of a fraction, the numerator of which is the Series 20__-_ Nominal Liquidation Amount on the Series 20__-_ Issuance Date and the denominator of which is the Pool Balance on the Series 20__-_ Cutoff Date. The “Series 20__-_ Principal Allocation Percentage” shall be the “Principal Allocation Percentage” with respect to the Series 20__-_ Notes for purposes of the Indenture.

“Shared Excess Interest Amounts” means, for any Distribution Date and each Series in Excess Interest Sharing Group [___], the sum of the Excess Interest Amounts for each such Series.

“Shared Excess Principal Amounts” means, for any Distribution Date, for each Series in Excess Principal Sharing Group [___], the sum of the Excess Principal Amounts for each of those Series.

“Specified Reserve Account Balance” means the product of 1.00% and the initial Series 20__-_ Invested Amount, except that the Transferor will increase the Specified Reserve Account Balance to (i) the product of 3.15% and the initial Series 20__-_ Invested Amount if the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 25.00% and greater than or equal to 22.50% and the Transferor does not elect to increase the Series 20__-_ Overcollateralization Percentage in accordance with the definition thereof, (ii) the product of 5.50% and the initial Series 20__-_ Invested Amount if the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 22.50% and greater than or equal to 20.00% and the Transferor does not elect to increase the Series 20__-_ Overcollateralization Percentage in accordance with the definition thereof and (iii) the product of 8.05% and the initial Series 20__-_ Invested Amount if the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 20.00% and the Transferor does not elect to increase the Series 20__-_ Overcollateralization Percentage in accordance with the definition thereof and, after any such increase, will return to the applicable product specified in clause (i) or (ii) above (subject to increase again in accordance with this definition) if the average of the Monthly Payment Rates for the three preceding Collection Periods is in the related above-specified range and will return to the product of 1.00% and the initial Series 20__-_ Invested Amount (subject to increase again in accordance with this definition) if the average of the Monthly Payment Rates for the three preceding Collection Periods is greater than or equal to 25.00%.

[”Temporary Regulation S Global Note” means, prior to the expiration of the Regulation S Restricted Period, a Global Note offered and sold in reliance on Regulation S.]

“Transaction Parties” has the meaning specified in Section 1.04(d)(i).

“Underwriter” means each of [_______], [_______], [_______], [_______], [_______] and [________].

“Underwriting Agreement” means the Underwriting Agreement, dated as of ________ ___, 20__, as the same may be amended, restated, supplemented or otherwise modified from time to time, among the Servicer, the Transferor and the Representatives.

“U.S. Person” means:

(a) a citizen or resident of the United States;

(b) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any political subdivision thereof;

(c) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

(d) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) has the authority to control all substantial decisions of the issuing entity.

Section 2.02. Other Definitional Provisions.

(a) All terms used herein and not otherwise defined herein have the meanings ascribed to them in the Annex of Definitions.

(b) All terms defined or used in this Indenture Supplement have the same defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used in this Indenture Supplement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture Supplement or in any such certificate or other document, and accounting terms partly defined in this Indenture Supplement or in any such certificate or other document to the extent not defined, have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Indenture Supplement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles in the United States, the definitions contained in this Indenture Supplement or in any such certificate or other document control.

(d) Unless otherwise specified, references to any dollar amount as on deposit or outstanding on any particular date means such amount at the close of business on such day.

(e) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Indenture Supplement refer to this Indenture Supplement as a whole and not to any particular provision of this Indenture Supplement. References to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Indenture Supplement, unless otherwise specified. The term “include” and its variations are deemed to be followed by “without limitation”. The term “or” is not exclusive. References to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Indenture Supplement; references to Persons include their permitted successors and assigns; and references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto.

ARTICLE III

SERVICING FEE

Section 3.01. Servicing Compensation.

The share of the Servicing Fee allocable to the Series 20__-_ Noteholders with respect to any Distribution Date is equal to the Monthly Servicing Fee. The portion of the Servicing Fee that is not allocable to the Series 20__-_ Noteholders will be paid by the holders of the Transferor Interest or the Noteholders of other Series (as provided in the related Indenture Supplements) and in no event will the Issuer, the Indenture Trustee or the Series 20__-_ Noteholders be liable for the share of the Servicing Fee to be paid by the holders of the Transferor Interest or the Noteholders of any other Series. The Monthly Servicing Fee is payable to the Servicer only to the extent amounts are available for payment therefor in accordance with this Indenture Supplement.

The Servicer may, in its sole discretion, waive the Monthly Servicing Fee for any Distribution Date by written notice to the Indenture Trustee on or before the related Determination Date; provided, that delivery of the Servicer’s Certificate indicating waiver of such Monthly Servicing Fee shall be deemed to constitute such written notice. If the Servicer so waives the Monthly Servicing Fee for any Distribution Date, that Monthly Servicing Fee for such Distribution Date shall be deemed to be zero for all purposes of this Indenture Supplement, the Indenture and the Transfer and Servicing Agreement; provided, however, that any waived Monthly Servicing Fee shall be reimbursed on a future Distribution Date solely to the extent of funds available therefor pursuant to Section 4.03(a)(xi).

ARTICLE IV

RIGHTS OF SERIES 20__-_ NOTEHOLDERS

AND ALLOCATION AND APPLICATION OF COLLECTIONS

Section 4.01. Collections and Allocations.

(a) Allocations. Interest Collections, Principal Collections and Defaulted Amounts will be allocated to each outstanding Series of Notes and the Transferor Interest pursuant to Article VIII of the Indenture and this Section. Series 20__-_ Allocable Interest Collections and Series 20__-_ Allocable Principal Collections will then be distributed or applied as set forth in this Article IV. Series 20__-_ Allocable Defaulted Amounts will be applied as set forth in this Article IV.

(b) Determination of Series 20__-_ Allocation Percentages. Prior to the close of business on the first Date of Processing in a Collection Period, the Servicer will determine the Series 20__-_ Floating Allocation Percentage and Series 20__-_ Principal Allocation Percentage for such Collection Period. All Collections for a Collection Period with respect to each Receivable shall be posted to the Servicer’s Dealer records in accordance with the Servicer’s customary servicing practices.

(c) Allocations to Series 20__-_ Notes. The Servicer shall allocate to the Series 20__-_ Notes the following amounts and make the following deposits and distributions as set forth below:

(i) Allocations and Deposits of Interest Collections. On each Date of Processing in a Collection Period, the Servicer shall allocate to the Series 20__-_ Notes and deposit in the Collection Account for application as provided herein an amount equal to the Series 20__-_ Allocable Interest Collections for such date; provided that the Servicer is required to make such deposits only to the extent required by Section 8.04(b) of the Indenture; provided, further, that so long as the conditions set forth in Section 8.04(b) of the Indenture are satisfied, the Servicer shall not be required to deposit such allocated amounts into the Collection Account until 1:00 p.m. New York City time on the second Business Day preceding the Distribution Date related to such Collection Period.

(ii) Allocations and Applications of Principal Collections. The Servicer shall allocate, distribute and deposit the Series 20__-_ Allocable Principal Collections as set forth below:

(x) Allocations During the Revolving Period. During the Revolving Period the Servicer shall determine the Series 20__-_ Allocable Principal Collections for each Date of Processing in a Collection Period and apply them in the following order:

First, no later than the second Business Day following such Date of Processing, the Servicer shall deposit in the Excess Funding Account to the extent of the Series 20__-_ Notes’ share, determined according to the Series 20__-_ Floating Allocation Percentage, of the amount necessary so that the Adjusted Pool Balance is not less than the Required Participation Amount;

Second, on or prior to the second Business Day following such Date of Processing, the Servicer shall apply the remaining balance of such Series 20__-_ Allocable Principal Collections for such Collection Period to make a deposit to the Collection Account in an amount equal to the Reallocated Principal Collections for the related Distribution Date;

Third, on or prior to the second Business Day following such Date of Processing, the Servicer shall apply the remaining balance of such Series 20__-_ Allocable Principal Collections for such Collection Period to make a deposit to the Collection Account in an amount equal to the Shared Excess Principal Amount required from Series 20__-_ for the related Distribution Date;

Fourth, the Servicer shall apply the remaining balance of the Series 20__-_ Allocable Principal Collections for such Collection Period to pay the Purchase Amount for Receivables transferred to the Issuer during such Collection Period pursuant to Section 2.01(e) of the Transfer and Servicing Agreement; provided, that any such amounts applied pursuant to this clause Fourth during a Collection Period shall be rescinded by the Servicer and reallocated for application pursuant to clauses Second and Third on the dates set forth in such clauses to the extent necessary to make required deposits thereunder with respect to the Distribution Date related to such Collection Period; and

Fifth, the Servicer shall distribute the remaining balance of the Series 20__-_ Allocable Principal Collections for such Collection Period to the Certificateholder; provided, that any such amounts applied pursuant to this clause Fifth during a Collection Period shall be rescinded by the Servicer and reallocated for application pursuant to clauses Second and Third on the dates set forth in such clauses to the extent necessary to make required deposits thereunder with respect to the Distribution Date related to such Collection Period.

Notwithstanding the foregoing in this subparagraph (x), so long as the conditions set forth in Section 8.04(b) of the Indenture are satisfied, the Servicer shall not be required to make any deposits or distributions of such Series 20__-_ Allocable Principal Collections until 1:00 p.m., New York City time, on the second Business Day preceding the Distribution Date related to such Collection Period.

(y) Allocations During the Accumulation Period. During the Accumulation Period, the Servicer shall determine the Series 20__-_ Allocable Principal Collections for each Date of Processing in a Collection Period and apply them in the following order:

First, no later than the second Business Day following such Date of Processing, the Servicer shall deposit such Series 20__-_ Allocable Principal Collections to the Accumulation Account until the amount deposited pursuant to this clause First in respect of such Collection Period equals the Controlled Deposit Amount for the related Distribution Date;

Second, no later than the second Business Day following such Date of Processing, the Servicer shall apply the remaining balance of such Series 20__-_ Allocable Principal Collections to make a deposit to the Excess Funding Account to the extent necessary so that the Adjusted Pool Balance is not less than the Required Participation Amount;

Third, on or prior to the second Business Day following such Date of Processing, the Servicer shall apply the remaining balance of such Series 20__-_ Allocable Principal Collections for such Collection Period to make a deposit to the Collection Account in an amount equal to the Reallocated Principal Collections for the related Distribution Date;

Fourth, on or prior to the second Business Day following such Date of Processing, the Servicer shall apply the remaining balance of such Series 20__-_ Allocable Principal Collections for such Collection Period to make a deposit to the Collection Account in an amount equal to the Shared Excess Principal Amount required from Series 20__-_ for the related Distribution Date;

Fifth, the Servicer shall apply the remaining balance of the Series 20__-_ Allocable Principal Collections for such Collection Period to pay the Purchase Amount for Receivables transferred to the Issuer during such Collection Period pursuant to Section 2.01(e) of the Transfer and Servicing Agreement; provided, that any such amounts applied pursuant to this clause Fifth during a Collection Period shall be rescinded by the Servicer and reallocated for application pursuant to clauses Third and Fourth on the dates set forth in such clauses to the extent necessary to make required deposits thereunder with respect to the Distribution Date related to such Collection Period; and

Sixth, the Servicer shall distribute the remaining balance of the Series 20__-_ Allocable Principal Collections for such Collection Period to the Certificateholder; provided, that any such amounts applied pursuant to this clause Sixth during a Collection Period shall be rescinded by the Servicer and reallocated for application pursuant to clauses Third and Fourth on the dates set forth in such clauses to the extent necessary to make required deposits thereunder with respect to the Distribution Date related to such Collection Period.

Notwithstanding the foregoing in this subparagraph (y), so long as the conditions set forth in Section 8.04(b) of the Indenture are satisfied, the Servicer shall not be required to make any deposits or distributions of such Series 20__-_ Allocable Principal Collections until 1:00 p.m., New York City time, on the second Business Day preceding the Distribution Date related to such Collection Period.

(z) Allocations During the Early Amortization Period. During the Early Amortization Period, the Servicer shall determine the Series 20__-_ Allocable Principal Collections for each Date of Processing in a Collection Period and apply them in the following order:

First, no later than the second Business Day following such Date of Processing, the Servicer shall deposit such Series 20__-_ Allocable Principal Collections to the Collection Account until the amount deposited pursuant to this clause First in respect of such Collection Period equals the Series 20__-_ Invested Amount (after giving effect to any payment of principal on the Series 20__-_ Notes to be made on the related Distribution Date out of the Accumulation Account and the Excess Funding Account);

Second, no later than the second Business Day following such Date of Processing, the Servicer shall apply the remaining balance of such Series 20__-_ Allocable Principal Collections for such Collection Period to make a deposit to the Excess Funding Account to the extent necessary so that the Adjusted Pool Balance is not less than the Required Participation Amount;

Third, on or prior to the second Business Day following such Date of Processing, the Servicer shall apply the remaining balance of such Series 20__-_ Allocable Principal Collections for such Collection Period to make a deposit to the Collection Account in an amount equal to the Reallocated Principal Collections for the related Distribution Date;

Fourth, on or prior to the second Business Day following such Date of Processing, the Servicer shall apply the remaining balance of such Series 20__-_ Allocable Principal Collections to make a deposit to the Collection Account in an amount equal to the Shared Excess Principal Amount required from Series 20__-_ for the related Distribution Date;

Fifth, the Servicer shall apply the remaining balance of the Series 20__-_ Allocable Principal Collections for such Collection Period to pay the Purchase Amount for Receivables transferred to the Issuer during such Collection Period pursuant to Section 2.01(e) of the Transfer and Servicing Agreement; provided, that any such amounts applied pursuant to this clause Fifth during a Collection Period shall be rescinded by the Servicer and reallocated for application pursuant to clauses Third and Fourth on the dates set forth in such clauses to the extent necessary to make required deposits thereunder with respect to the Distribution Date related to such Collection Period; and

Sixth, the Servicer shall distribute the remaining balance of the Series 20__-_ Allocable Principal Collections for such Collection Period to the Certificateholder; provided, that any such amounts applied pursuant to this clause Sixth during a Collection Period shall be rescinded by the Servicer and reallocated for application pursuant to clauses Third and Fourth on the dates set forth in such clauses to the extent necessary to make required deposits thereunder with respect to the Distribution Date related to such Collection Period.

Notwithstanding the foregoing in this subparagraph (z), so long as the conditions set forth in Section 8.04(b) of the Indenture are satisfied, the Servicer shall not be required to make any deposits or distributions of such Series 20__-_ Allocable Principal Collections until 1:00 p.m., New York City time, on the second Business Day preceding the Distribution Date related to such Collection Period.

(iii) Allocations of Defaulted Amounts. On each Date of Processing the Servicer shall allocate to the Series 20__-_ Notes the Series 20__-_ Allocable Defaulted Amount for such Date of Processing.

(d) Deposits. For the avoidance of doubt, notwithstanding anything to the contrary in Section 8.04(b) of the Indenture, the Servicer need not deposit Series 20__-_ Allocable Principal Collections to the Collection Account prior to the date such Series 20__-_ Allocable Principal Collections are required to be deposited to the Collection Account pursuant to this Section 4.01 and any amounts required to be deposited to the Accumulation Account or the Excess Funding Account pursuant to this Section 4.01 may be directly deposited to such accounts and need not first be deposited into the Collection Account.

(e) Allocation to Holders of the Transferor Interest.

(i) Prior to the close of business on each Date of Processing during a Collection Period, the Servicer shall make the allocations and distributions, as applicable, to the Certificateholder out of Interest Collections, Principal Collections and Defaulted Amounts processed on such date in accordance with this Section and Section 8.04(f) of the Indenture, which amounts will not be available to make payments on the Series 20__-_ Notes or any other Notes.

(ii) Any payments by a Dealer to the Cash Management Account will be held by GMF and commingled with GMF’s own funds (rather than deposited to a Series Account or any other separate account with a financial institution). All such payments will be allocated and distributed to the Certificateholder and will not be applied to make payments on the Series 20__-_ Notes or any other Notes or to fund other applications or deposits; provided, that if GMF receives a payment to the Cash Management Account, it will apply such amount to make a deposit to the Excess Funding Account to the extent necessary so that, at the time of receipt of such payment and after giving effect to other deposits to the Excess Funding Account under the Indenture and any Indenture Supplement, the Adjusted Pool Balance is not less than the Required Participation Amount.

(iii) For so long as the Transferor is the Certificateholder, GMF is the Servicer and GMF owns, directly or indirectly, 100% of the equity interests of the Transferor, any amounts that otherwise are scheduled to be deposited by the Servicer to any account or paid to any person for further payment to the Certificateholder may be retained by the Servicer and such amounts will be deemed to have been so deposited as required hereunder, deemed to have been paid to the Certificateholder and further deemed to have been distributed by the Transferor to GMF.

Section 4.02. Determination of Monthly Interest.

(a) The amount of monthly interest (the “Monthly Interest”) distributable from the Collection Account with respect to the Series 20__-_ Notes on any Distribution Date will be an amount equal to the sum of the amount, calculated for each Class of Series 20__-_ Notes, of the product of (i) a fraction, the numerator of which is 30 days, and the denominator of which is three hundred and sixty (360) times (ii) the Related Note Interest Rate times (iii) the Related Outstanding Principal Amount as of the first day of the related Interest Period, after giving effect to any deposits and distributions made on such day (or, with respect to the first Distribution Date following the Series 20__-_ Issuance Date, the Related Initial Principal Amount).

(b) On the Determination Date immediately preceding each Distribution Date, the Servicer will determine the excess, if any (such excess, the “Interest Deficiency”), of (x) the Monthly Interest for such Distribution Date over (y) the aggregate amount of funds allocated and available to pay such Monthly Interest on such Distribution Date. If the Interest Deficiency with respect to any Distribution Date is greater than zero, on each subsequent Distribution Date until such Interest Deficiency is fully paid, an additional amount (the “Additional Interest”) equal to the product of (i) the product of (A) a fraction, the numerator of which is 30 days, and the denominator of which is three hundred and sixty (360) times (B) the Related Note Interest Rate times (ii) the portion of such Interest Deficiency due to the related Class (to the extent not previously paid to the related Series 20__-_ Noteholders) will be payable as provided herein with respect to the related Series 20__-_ Notes. Notwithstanding anything to the contrary herein, the Additional Interest will be payable or distributed to the Series 20__-_ Noteholders only to the extent permitted by applicable law.

(c) [The Servicer, as calculation agent (in such capacity, the “Calculation Agent”), will determine [LIBOR][SOFR] for purposes of calculating the Note Interest Rate for the [Class A-Notes] (i) on ________ ___, 20__, for the period from the Series 20__-_ Issuance Date to the first Distribution Date and (ii) for each Interest Period thereafter, on the [second London Business Day prior to the Distribution Date relating to such Interest Period (each, a “LIBOR Determination Date”). For purposes of calculating LIBOR, a “London Business Day” means a day on which banking institutions in London, England are not required or authorized by law to be closed][__________].]

Section 4.03. [Benchmark Determination](a)

(a) [Benchmark Determination. If the Benchmark is LIBOR, on each Benchmark Determination Date, the Calculation Agent will notify the Indenture Trustee and the Issuer by email of the Benchmark for the related Interest Period. If the Benchmark is any rate other than LIBOR, on each Benchmark Determination Date, the Servicer will notify the Indenture Trustee and the Issuer by email of the Benchmark for the related Interest Period. All determinations of the Benchmark by the Calculation Agent in the absence of manifest error, will be conclusive and binding on the Noteholders.

(b) Benchmark Replacement. If the Servicer determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the [Class A-2 Notes] in respect of such determination on such date and all determinations on all subsequent dates; provided that the Servicer may, in its sole discretion, delay the date on which the Benchmark Replacement will apply to a date not later than the first day of the second full Interest Period following the related Benchmark Replacement Date. Notwithstanding the foregoing, if the initial Benchmark Replacement is any rate other than Term SOFR and the Servicer later determines that Term SOFR can be determined, Term SOFR will become the new Unadjusted Benchmark Replacement and will, together with a new Benchmark Replacement Adjustment for Term SOFR, replace the then-current Benchmark on the next Benchmark Determination Date for Term SOFR. If the Servicer does not provide a Benchmark Replacement for the Interest Period after the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, then, for purposes of calculating the interest rate on the [Class A-2 Notes] for that Interest Period, the Benchmark will be the same as LIBOR for the immediately preceding Interest Period.

(c) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Servicer will have the right to make Benchmark Replacement Conforming Changes from time to time.

(d) Notice of Benchmark Replacement and/or Benchmark Replacement Conforming Changes. Promptly following the determination of a Benchmark Replacement and/or the making of any Benchmark Replacement Conforming Changes, the Servicer will notify the Indenture Trustee, and the Servicer will include in the Servicer’s monthly statement the relevant information regarding the Unadjusted Benchmark Replacement, the Benchmark Replacement Adjustment, any such Benchmark Replacement Conforming Changes and the Interest Period in which such Benchmark Replacement will be implemented. Notwithstanding anything in this Indenture Supplement or the other Basic Documents to the contrary, upon the delivery of such notice and the inclusion of such information in the Servicer’s monthly statement, this Indenture Supplement and/or any other relevant Basic Document will be deemed to have been amended to reflect such Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment and/or Benchmark Replacement Conforming Changes with respect to the [Class A-2 Notes] without further compliance with the provisions of the amendment provisions of any relevant Basic Document.

(e) Decisions and Determinations. Any determination, decision or election that may be made by the Servicer pursuant to this Section 4.3, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Servicer’s sole discretion, and, notwithstanding anything to the contrary in the Basic Documents, will become effective without consent from any other party. None of the Issuer, the Owner Trustee, the Indenture Trustee, the Transferor or the Servicer will have any liability for any determination made by or on behalf of the Servicer pursuant to Section 4.03, and each Series 20__-_ Noteholder, by its acceptance of a Note or a beneficial interest in a Note, will be deemed to waive and release any and all claims against the Issuer, the Owner Trustee, the Indenture Trustee, the Calculation Agent, the Depositor and the Servicer relating to any such determinations. For the avoidance of doubt, none of the Owner Trustee, the Indenture Trustee or the Calculation Agent, in any capacity, will have any obligation to determine whether a Benchmark Transition Event or Benchmark Replacement Date has occurred, or to identify a Benchmark Replacement.]

Section 4.04. Application of Available Amounts on Deposit in the Collection Account, the Accumulation Account and Other Sources of Payment.

(a) On each Distribution Date, the Servicer will apply, or cause the Indenture Trustee to apply by written instruction to the Indenture Trustee, Series 20__-_ Available Interest Amounts on deposit in the Collection Account with respect to the related Collection Period (together with other amounts specified in this Indenture Supplement) to make the following distributions or deposits in the following priority:

(i) pro rata, based on amounts due, (I) an amount equal to the product of (X) the Series 20__-_ Allocation Percentage and (Y) any accrued and unpaid fees, expenses and indemnity payments due to the Indenture Trustee pursuant to the Indenture will be paid to the Indenture Trustee, (II) an amount equal to the product of (X) the Series 20__-_ Allocation Percentage and (Y) any accrued and unpaid fees, expenses and indemnity payments due to the Owner Trustee pursuant to the Trust Agreement will be paid to the Owner Trustee and (III) an amount equal to the product of (X) the Series 20__-_ Allocation Percentage and (Y) any accrued and unpaid fees, expenses and indemnity payments due to the Asset Representations Reviewer pursuant to the Asset Representations Review Agreement will be paid to the Asset Representations Reviewer; provided, that amounts payable under this clause (i) shall not exceed, in the aggregate, $100,000 (with such limitation not to be applicable at any time that an Event of Default has occurred and is continuing) during any consecutive twelve month period;

(ii) [if the Hedge Agreement is a swap agreement, to the Hedge Provider, net payments (excluding swap termination payments), if any, then due to it under the Hedge Agreement;]

(iii) an amount equal to the Monthly Servicing Fee for such Distribution Date will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account or waived by the Servicer pursuant to Section 3.01) plus the amount of any unwaived Monthly Servicing Fee previously due but not distributed to or retained by the Servicer;

(iv) [pari passu, (a)] an amount equal to Monthly Interest for the Class A Notes for such Distribution Date, plus the amount of any Monthly Interest previously due on the Class A Notes but not distributed to the Series 20__-_ Noteholders on a prior Distribution Date, plus the amount of any Additional Interest on the Class A Notes for such Distribution Date, plus the amount of any Additional Interest previously due on the Class A Notes but not distributed to the Series 20__-_ Noteholders on a prior Distribution Date, will be distributed to the Paying Agent for payment to the Class A Noteholders on such Distribution Date [and (b) if the Hedge Agreement is a swap agreement, to the Hedge Provider, swap termination payments (so long as the Hedge Provider is not a defaulting party or the sole affected party with respect to the termination of the Hedge Agreement];

(v) an amount equal to Monthly Interest for the Class B Notes for such Distribution Date, plus the amount of any Monthly Interest previously due on the Class B Notes but not distributed to the Series 20__-_ Noteholders on a prior Distribution Date, plus the amount of any Additional Interest on the Class B Notes for such Distribution Date, plus the amount of any Additional Interest previously due on the Class B Notes but not distributed to the Series 20__-_ Noteholders on a prior Distribution Date, will be distributed to the Paying Agent for payment to the Class B Noteholders on such Distribution Date;

(vi) an amount equal to Monthly Interest for the Class C Notes for such Distribution Date, plus the amount of any Monthly Interest previously due on the Class C Notes but not distributed to the Series 20__-_ Noteholders on a prior Distribution Date, plus the amount of any Additional Interest on the Class C Notes for such Distribution Date, plus the amount of any Additional Interest previously due on the Class C Notes but not distributed to the Series 20__-_ Noteholders on a prior Distribution Date, will be distributed to the Paying Agent for payment to the Class C Noteholders on such Distribution Date;

(vii) an amount equal to Monthly Interest for the Class D Notes for such Distribution Date, plus the amount of any Monthly Interest previously due on the Class D Notes but not distributed to the Series 20__-_ Noteholders on a prior Distribution Date, plus the amount of any Additional Interest on the Class D Notes for such Distribution Date, plus the amount of any Additional Interest previously due on the Class D Notes but not distributed to the Series 20__-_ Noteholders on a prior Distribution Date, will be distributed to the Paying Agent for payment to the Class D Noteholders on such Distribution Date;

(viii) an amount equal to the Series 20__-_ Defaulted Amount for the related Collection Period will be applied as Series 20__-_ Available Principal Amounts for such Distribution Date;

(ix) an amount equal to the Series 20__-_ Nominal Liquidation Amount Deficit, if any, will be applied as Series 20__-_ Available Principal Amounts for such Distribution Date to reinstate the Series 20__-_ Nominal Liquidation Amount pursuant to Section 4.08(c);

(x) an amount, if any, equal to the excess of the Specified Reserve Account Balance over the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to the withdrawal of net investment earnings thereon for deposit to the Collection Account pursuant to Section 4.11(b)), will be deposited in the Reserve Account;

(xi) on each Distribution Date on and after the occurrence of an Event of Default and a declaration that all Series 20__-_ Notes are immediately due and payable pursuant to Section 5.03(a) of the Indenture, remaining Series 20__-_ Available Interest Amounts for such Distribution Date will be treated as Series 20__-_ Available Principal Amounts and will be distributed pursuant to Section 4.03(e) hereof, unless and until such declaration of acceleration has been rescinded and annulled pursuant to Section 5.03(b) of the Indenture;

(xii) if the Servicer elected to waive the Monthly Servicing Fee for any preceding Distribution Date, an amount equal to the aggregate outstanding amount of such waived Monthly Servicing Fee that has not been previously reimbursed pursuant to this clause will be distributed to the Servicer;

(xiii) an amount equal to the Interest Shortfalls for other outstanding Series in Excess Interest Sharing Group [___] will be treated as Shared Excess Interest Amounts available from Series 20__-_ and applied to cover the Interest Shortfalls for other outstanding Series in Excess Interest Sharing Group [___] in accordance with Section 8.05(a) of the Indenture;

(xiv) pro rata, based on amounts due, in each case to the extent not paid pursuant to clause (i) above and without regard to the limit set forth therein, an amount equal to the product of (X) the Series 20__-_ Allocation Percentage and (Y) any accrued and unpaid fees, expenses and indemnity payments due to the Indenture Trustee pursuant to the Indenture will be paid to the Indenture Trustee and an amount equal to the product of (X) the Series 20__-_ Allocation Percentage and (Y) any accrued and unpaid fees, expenses and indemnity payments due to the Owner Trustee pursuant to the Trust Agreement will be paid to the Owner Trustee; and

(xv) first, an amount required to repay the Servicer for all outstanding advances made in respect of prior Distribution Dates for the Series 20__-_ Notes under Section 4.03(b)(iii) will be paid to the Servicer; second, an amount required to repay the Transferor for all outstanding amounts applied to cover interest shortfalls in respect of prior Distribution Dates for the Series 20__-_ Notes under Section 4.03(b)(ii) will be paid to the Transferor; and third, all remaining Series 20__-_ Available Interest Amounts for such Distribution Date will be distributed to the Certificateholder; provided, however, that if, on such Distribution Date, the Adjusted Pool Balance is less than the Required Participation Amount, then the Indenture Trustee shall deposit into the Excess Funding Account from the amount that would otherwise have been distributed pursuant to this clause the amount of such insufficiency.

(b) If Series 20__-_ Available Interest Amounts for a Collection Period are insufficient to make all distributions and deposits required under clauses (i) through [(x)] of Section 4.03(a), the Servicer will apply, or cause the Indenture Trustee to apply by written instruction to the Indenture Trustee, available amounts from the following sources on the related Distribution Date in the following order to make up the Interest Shortfall with respect to Series 20__-_:

(i) from Shared Excess Interest Amounts for such Distribution Date available from other outstanding Series in Excess Interest Sharing Group [___] as provided in Section 4.06, provided that such amounts will be applied only to cover shortfalls in the distributions and deposits required under clauses (i) through [(x)] of Section 4.03(a) and in the order of priorities as set forth in Section 4.03(a),

(ii) from amounts otherwise allocable to the Transferor in respect of the Transferor Percentage under Section 8.04(f)(i) of the Indenture for the related Collection Period, solely to the extent that on or before the second Business Day preceding such Distribution Date, the Transferor shall have notified the Servicer and the Indenture Trustee that amounts otherwise allocable to the Transferor Interest under Section 8.04(f)(i) of the Indenture for the related Collection Period will be available for purposes of this Section 4.03(b)(ii); provided, that such amounts will be applied only to cover shortfalls in the distributions and deposits required under clauses (i) through [(x)] of Section 4.03(a) and in the order of priorities as set forth in Section 4.03(a),

(iii) from the Servicer, to the extent that the Servicer in its sole discretion elects to make an advance to cover shortfalls in the distributions and deposits required under clauses (i) through [(x)] of Section 4.03(a) and in the order of priorities as set forth in Section 4.03(a), solely to the extent that the Servicer expects to recover such advance from Series 20__-_ Available Interest Amounts allocated on subsequent Distribution Dates, which determination will be made by the Servicer in its sole discretion,

(iv) from amounts on deposit in the Reserve Account on such Distribution Date as provided in Section 4.11, provided that such amounts will be applied only to cover shortfalls in the distributions and deposits required under clauses (i) through [(ix)] of Section 4.03(a) and in the order of priorities as set forth in Section 4.03(a) and

(v) from Reallocated Principal Collections for such Distribution Date as provided in Section 4.05, provided, that such amounts will be applied only to cover shortfalls in the distributions required under clauses (iii) through [(vii)] of Section 4.03(a).

(c) On each Distribution Date with respect to the Revolving Period, the Servicer will apply, or cause the Indenture Trustee to apply by written instruction to the Indenture Trustee, the Series 20__-_ Available Principal Amounts with respect to the related Collection Period, to make the following distributions or deposits (but only to the extent such distribution or deposit has not already been made pursuant to Section 4.01(c)(ii)(x)) in the following priority:

(i) such Series 20__-_ Available Principal Amounts will be treated as Shared Excess Principal Amounts available from Series 20__-_ and applied to cover the Principal Shortfalls for other outstanding Series in Excess Principal Sharing Group [___] in accordance with Section 8.05(b) of the Indenture;

(ii) the balance of such Series 20__-_ Available Principal Amounts not applied pursuant to clause (i) above will be distributed to the Issuer to be used by the Issuer, to the extent necessary, to acquire Receivables (if any) transferred to the Issuer by the Transferor pursuant to Section 2.01(e) of the Transfer and Servicing Agreement; and

(iii) the balance of such Series 20__-_ Available Principal Amounts not applied pursuant to clause (i) or (ii) above will be distributed to the Certificateholder; provided, however, that if, on such Distribution Date, the Adjusted Pool Balance is less than the Required Participation Amount, then the Indenture Trustee shall deposit into the Excess Funding Account from the amount that would otherwise have been distributed to the Certificateholder pursuant to this clause (iii) the amount of such insufficiency.

(d) On each Distribution Date with respect to the Accumulation Period, the Servicer will apply, or cause the Indenture Trustee to apply by written instruction to the Indenture Trustee, the Series 20__-_ Available Principal Amounts with respect to the related Collection Period (together with other amounts specified in this Indenture Supplement) to make the following distributions or deposits (but only to the extent such distribution or deposit has not already been made pursuant to Section 4.01(c)(ii)(y)) in the following priority:

(i) an amount equal to the lesser of (A) the Controlled Deposit Amount for such Distribution Date and (B) the Series 20__-_ Invested Amount for such Distribution Date will be deposited into the Accumulation Account;

(ii) the balance of such Series 20__-_ Available Principal Amounts not applied pursuant to clause (i) above will be treated as Shared Excess Principal Amounts available from Series 20__-_ and applied to cover Principal Shortfalls for other outstanding Series in Excess Principal Sharing Group [___] in accordance with Section 8.05(b) of the Indenture;

(iii) the balance of such Series 20__-_ Available Principal Amounts not applied pursuant to clauses (i) or (ii) above will be distributed to the Issuer to be used by the Issuer, to the extent necessary, to acquire Receivables (if any) transferred to the Issuer by the Transferor pursuant to Section 2.01(e) of the Transfer and Servicing Agreement; and

(iv) the balance of such Series 20__-_ Available Principal Amounts not applied pursuant to clauses (i), (ii), or (iii) above will be distributed first, to the Transferor, up to the amount required to repay the Transferor for all outstanding amounts applied under Section 4.03(i) to cover shortfalls in deposits under Section 4.03(d)(i) in respect of prior Distribution Dates for the Series 20__-_ Notes; and second, to the Certificateholder; provided, however, that if, on such Distribution Date, the Adjusted Pool Balance is less than the Required Participation Amount, then the Indenture Trustee shall deposit into the Excess Funding Account from the amount that would otherwise have been distributed pursuant to this clause (iv) the amount of such insufficiency.

(e) On each Distribution Date with respect to an Early Amortization Period (beginning with the Distribution Date related to the Collection Period in which such Early Amortization Period begins), the Servicer will apply, or cause the Indenture Trustee to apply by written instruction to the Indenture Trustee, the Series 20__-_ Available Principal Amounts with respect to the related Collection Period and all amounts on deposit in the Accumulation Account (together with other amounts specified in this Indenture Supplement), to make the following distributions or deposits (but only to the extent such distribution or deposit has not already been made pursuant to Section 4.01(c)(ii)(z)) in the following priority:

(i) an amount equal to the Series 20__-_ Invested Amount for such Distribution Date (determined without giving effect to any reduction thereto arising from amounts on deposit in the Accumulation Account) will be distributed to the Paying Agent for payment (A) to the Class A Noteholders until the Class A Outstanding Principal Amount is reduced to zero and then (B) to the Class B Noteholders until the Class B Outstanding Principal Amount is reduced to zero and then (C) to the Class C Noteholders until the Class C Outstanding Principal Amount is reduced to zero and then (D) to the Class D Noteholders until the Class D Outstanding Principal Amount is reduced to zero, on such Distribution Date and on each subsequent Distribution Date until the Series 20__-_ Invested Amount (determined without giving effect to any reduction thereto arising from amounts on deposit in the Accumulation Account) has been paid in full;

(ii) the balance of such Series 20__-_ Available Principal Amounts not applied pursuant to clause (i) above will be treated as Shared Excess Principal Amounts available from Series 20__-_ and applied to cover Principal Shortfalls for other outstanding Series in Excess Principal Sharing Group [___] in accordance with Section 8.05(b) of the Indenture; and

(iii) the balance of the Series 20__-_ Available Principal Amounts not applied pursuant to clause (i) or (ii) above will be distributed to the Certificateholder; provided, however, that if, on such Distribution Date, the Adjusted Pool Balance is less than the Required Participation Amount, then the Indenture Trustee shall deposit into the Excess Funding Account from the amount that would otherwise have been distributed to the Certificateholder pursuant to this clause (iii) the amount of such insufficiency.

(f) [Reserved].

(g) On the earlier of (i) the first Distribution Date with respect to an Early Amortization Period and (ii) the Series 20__-_ Expected Final Distribution Date, the Servicer shall, or shall, by written notice to the Indenture Trustee, cause the Indenture Trustee to, (i) withdraw from the Accumulation Account all amounts then on deposit in the Accumulation Account, (ii) distribute to the Paying Agent for payment to the Series 20__-_ Noteholders on such Distribution Date such withdrawn amount to the extent necessary to pay (A) first, to the Class A Noteholders, the Class A Outstanding Principal Amount until reduced to zero, (B) second, to the Class B Noteholders, the Class B Outstanding Principal Amount until reduced to zero, (C) third, to the Class C Noteholders, the Class C Outstanding Principal Amount until reduced to zero and (D) fourth, to the Class D Noteholders, the Class D Outstanding Principal Amount until reduced to zero and (iii) then apply the balance, if any, of the amounts so withdrawn from the Accumulation Account (x) first, as Shared Excess Principal Amounts available from Series 20__-_ to cover Principal Shortfalls for other outstanding Series in Excess Principal Sharing Group [___] in accordance with Section 8.05(b) of the Indenture and (y) second, to the extent of any remainder after giving effect to clause (x), as a distribution to the Certificateholders in accordance with the Trust Agreement.

(h) If Series 20__-_ Available Principal Amounts for any Distribution Date (together with amounts, if any, available for application on such Distribution Date pursuant to Section 4.03(g)) are insufficient to make in full the deposits or distributions required pursuant to Section 4.03(d)(i) or 4.03(e)(i), as applicable, then Shared Excess Principal Amounts for such Distribution Date from other outstanding Series in Excess Principal Sharing Group [___] will, to the extent provided in Section 4.07, be so deposited into the Accumulation Account or distributed to the Paying Agent for distribution to the Series 20__-_ Noteholders to cover such insufficiency.

(i) If Series 20__-_ Available Principal Amounts for any Distribution Date (together with amounts, if any, available for application on such Distribution Date pursuant to Section 4.03(g)) and Shared Excess Principal Amounts for such Distribution Date from other outstanding Series in Excess Principal Sharing Group [___] are insufficient to make in full the deposit required pursuant to Section 4.03(d)(i), then amounts otherwise allocable to the Transferor in respect of the Transferor Percentage under Section 8.04(f)(ii) of the Indenture for the related Collection Period, up to the amount of such insufficiency, will be so deposited into the Accumulation Account to cover such insufficiency, to the extent available, solely to the extent that on or before the second Business Day preceding such Distribution Date, the Transferor shall have notified the Servicer and the Indenture Trustee that amounts otherwise allocable to the Transferor in respect of the Transferor Percentage under Section 8.04(f)(ii) of the Indenture for the related Collection Period will be available for purposes of this Section 4.03(i).

(j) If Series 20__-_ Available Principal Amounts for any Distribution Date (together with amounts, if any, available for application on such Distribution Date pursuant to Sections 4.03(g) and 4.03(i)) and Shared Excess Principal Amounts for such Distribution Date from other outstanding Series in Excess Principal Sharing Group [___] are insufficient to make in full the deposits and distributions required pursuant to Section 4.03(d)(i) or 4.03(e)(i), as applicable, the Indenture Trustee, acting in accordance with written instructions from the Servicer, will withdraw from the Excess Funding Account and distribute to the Paying Agent for deposit into the Accumulation Account or payment to the Series 20__-_ Noteholders, as applicable, the lesser of (i) the product of the Series 20__-_ Allocation Percentage and the amount on deposit in the Excess Funding Account and (ii) the amount of such insufficiency.

Section 4.05. Investor Charge-Offs.

On the Determination Date immediately preceding each Distribution Date, the Servicer will calculate the Series 20__-_ Defaulted Amount, if any, for the related Collection Period. If, on any Determination Date, the Series 20__-_ Defaulted Amount for the related Collection Period exceeds the sum of:

(i) the Series 20__-_ Available Interest Amounts for the related Distribution Date applied to fund such Series 20__-_ Defaulted Amount pursuant to clause (vii) of Section 4.03(a); and

(ii) the Shared Excess Interest Amounts available from other outstanding Series in Excess Interest Sharing Group [___] applied, pursuant to Section 4.03(b)(i), to fund such Series 20__-_ Defaulted Amount pursuant to clause (vii) of Section 4.03(a) and amounts on deposit in the Reserve Account applied, pursuant to Section 4.03(b)(ii), to fund such Series 20__-_ Defaulted Amount pursuant to clause (vii) of Section 4.03(a) (such excess, collectively, an “Investor Charge-Off” for such Collection Period);

then, on the related Distribution Date, the Series 20__-_ Nominal Liquidation Amount will be reduced as provided in Section 4.08.

Section 4.06. Reallocated Principal Collections.

On each Determination Date, the Servicer shall determine the amount, if any, by which the Series 20__-_ Available Interest Amounts for the related Collection Period, together with other amounts specified in Section 4.03(b)(i) and (ii), are insufficient to pay the amounts due pursuant to Section 4.03(a)(iii) on the related Distribution Date and cause the amount of such insufficiency, if any, to be covered, to the extent provided in the next sentence, through a reallocation of Series 20__-_ Allocable Principal Collections for such Collection Period. On each Distribution Date, the Servicer will apply, or cause the Indenture Trustee to apply, Series 20__-_ Allocable Principal Collections with respect to such Collection Period, in accordance with clause (iii) of Section 4.03(b), in an amount not to exceed the Series 20__-_ Overcollateralization Amount (after giving effect to any reduction of the Series 20__-_

Overcollateralization Amount to be made on the related Distribution Date pursuant to Section 4.08(b)(ii)) (such Series 20__-_ Allocable Principal Collections so applied being “Reallocated Principal Collections” for such Distribution Date). If, on any Distribution Date, Reallocated Principal Collections for such Distribution Date are so applied, then the Series 20__-_ Overcollateralization Amount will be reduced as provided in Section 4.08.

Section 4.07. Excess Interest Amounts.

Subject to Section 8.05(a) of the Indenture, Shared Excess Interest Amounts with respect to other outstanding Series in Excess Interest Sharing Group [___] for any Distribution Date will be allocated to Series 20__-_ in an amount equal to the product of (i) the aggregate amount of Shared Excess Interest Amounts with respect to all other outstanding Series in Excess Interest Sharing Group [___] for such Distribution Date and (ii) a fraction, the numerator of which is the Interest Shortfall with respect to Series 20__-_ for such Distribution Date and the denominator of which is the aggregate amount of Interest Shortfalls with respect to all Series (including Series 20__-_) in Excess Interest Sharing Group [___] for such Distribution Date.

Section 4.08. Excess Principal Amounts.

Subject to Section 8.05(b) of the Indenture, Shared Excess Principal Amounts with respect to other outstanding Series in Excess Principal Sharing Group [___] for any Distribution Date will be allocated to Series 20__-_ in an amount equal to the product of (i) the aggregate amount of Shared Excess Principal Amounts with respect to all other outstanding Series in Excess Principal Sharing Group [___] for such Distribution Date and (ii) a fraction, the numerator of which is the Principal Shortfall with respect to Series 20__-_ for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls with respect to all Series (including Series 20__-_) in Excess Principal Sharing Group [___] for such Distribution Date.

Section 4.09. Series 20__-_ Nominal Liquidation Amount, Series 20__-_ Overcollateralization Amount and Series 20__-_ Invested Amount.

(a) On each Determination Date for the related Distribution Date, the Servicer will calculate the Series 20__-_ Invested Amount, the Primary Series 20__-_ Overcollateralization Amount and the Incremental Overcollateralization Amount.

(b) The Series 20__-_ Nominal Liquidation Amount will be reduced on any Distribution Date by the following amounts:

(i) the amount, if any, of Reallocated Principal Collections (not to exceed the Series 20__-_ Overcollateralization Amount) used on such Distribution Date to pay interest on the Series 20__-_ Notes pursuant to Section 4.03(b)(iii); and

(ii) the amount, if any, of Investor Charge-Offs for the related Collection Period pursuant to Section 4.04.

On each Distribution Date, the amount of any reduction in the Series 20__-_ Nominal Liquidation Amount due to clause (i) or (ii) above will be allocated, first, to reduce the Series 20__-_ Overcollateralization Amount by the amount of such reduction until the Series 20__-_ Overcollateralization Amount is reduced to zero and, second, to reduce the Series 20__-_ Invested Amount by any remaining amount of such reduction until the Series 20__-_ Invested Amount is reduced to zero. In addition, the Series 20__-_ Invested Amount will be reduced by (x) amounts deposited into the Accumulation Account and (y) payments of principal of the Series 20__-_ Notes that are not made from funds in the Accumulation Account. Each reduction of the Series 20__-_ Overcollateralization Amount will be applied, first, to reduce the Primary Series 20__-_ Overcollateralization Amount and, second, to reduce the Incremental Overcollateralization Amount.

(c) The Series 20__-_ Nominal Liquidation Amount will be reinstated on any Distribution Date by the sum of (x) the amount of Series 20__-_ Available Interest Amounts that are applied on such Distribution Date for such purpose pursuant to Section 4.03(a)(viii) and (y) the amount of Shared Excess Interest Amounts that are applied on such Distribution Date for such purpose pursuant to Section 4.03(b)(i). Each such reinstatement will be allocated on such Distribution Date, first, if the Series 20__-_ Invested Amount has been reduced (other than due to deposits to the Accumulation Account and payments of principal of the Series 20__-_ Notes) and not fully reinstated, to the Series 20__-_ Invested Amount until it equals the Series 20__-_ Outstanding Principal Amount and, second, any remaining reinstatement amount will be allocated to the Incremental Overcollateralization Amount until it has been fully reinstated and then to the Primary Series 20__-_ Overcollateralization Amount until it has been fully reinstated.

(d) The Transferor, pursuant to the Transfer and Servicing Agreement, may, in its sole discretion at any time and from time to time, increase the Primary Series 20__-_ Overcollateralization Amount on any Determination Date by giving notice to the Issuer, the Indenture Trustee and, if applicable, each Rating Agency on or before such Determination Date. The Transferor is not under any obligation to increase the Primary Series 20__-_ Overcollateralization Amount at any time. The Transferor may, in its sole discretion at any time and from time to time, rescind all or part of any such increase by giving notice of such rescission to the Issuer, the Indenture Trustee and, if applicable, each Rating Agency on or before any Determination Date. Such rescission shall become effective on such Determination Date. Notice of such an increase or rescission may be contained in a Servicer’s Certificate.

Section 4.10. Establishment of Accumulation Account.

(a) The Issuer will establish and the Indenture Trustee will maintain and hold in the name of the Indenture Trustee, solely for the benefit of the Series 20__-_ Noteholders, a Qualified Account bearing a designation clearly indicating that the funds and other property credited thereto are held solely for the benefit of the Series 20__-_ Noteholders (the “Accumulation Account”). The Indenture Trustee will possess all right, title and interest in all Eligible Investments and all monies, instruments, securities, securities entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Accumulation Account and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount) solely for the benefit of the Series 20__-_ Noteholders. The parties hereto acknowledge that the Indenture Trustee will be the sole entitlement holder of the Accumulation Account, and will have sole dominion and control of the Accumulation Account for the benefit of the Series 20__-_ Noteholders. Except as expressly provided in the Indenture, the Transfer and Servicing Agreement or this Indenture Supplement, the Servicer agrees that it has no right of setoff or banker’s lien against, and no right to otherwise deduct from, any funds and other property held in the Accumulation Account for any amount owed to it by the Indenture Trustee, the Issuer or any Noteholder. If, at any time, either (i) the Servicer, in its sole discretion and for any reason, notifies the Indenture Trustee in writing that there shall be established a new Accumulation Account at the institution selected by the Servicer or (ii) the Accumulation Account ceases to be a Qualified Account, the Indenture Trustee (or the Servicer on its behalf), within ten Business Days (or such longer period, not to exceed 30 calendar days, as to allow the Issuer to have given ten days’ notice to each Rating Agency), will establish a new Accumulation Account meeting the conditions specified above, transfer any monies, instruments, securities, security entitlements, documents, certificates of deposit and other property to such new Accumulation Account and from the date such new Accumulation Account is established, it will be the “Accumulation Account.” The Indenture Trustee shall assist the Servicer with establishment of a new Accumulation Account described in the preceding sentence. Pursuant to the authority granted to the Servicer in Section 3.01(a) of the Transfer and Servicing Agreement, the Servicer has the power, revocable by the Indenture Trustee, to make withdrawals and payments from the Accumulation Account and to instruct the Indenture Trustee to make withdrawals and payments from the Accumulation Account for the purposes of carrying out the Servicer’s or the Indenture Trustee’s duties under the Transfer and Servicing Agreement, the Indenture and this Indenture Supplement, as applicable.

(b) Funds on deposit in the Accumulation Account will, at the written direction of the Servicer, be invested by the Indenture Trustee or its nominee (including the Securities Intermediary) in Eligible Investments selected by the Servicer. All such Eligible Investments will be held by the Indenture Trustee solely for the benefit of the Series 20__-_ Noteholders. The Indenture Trustee will cause each Eligible Investment to be Delivered to it or its nominee (including a securities intermediary) and will be credited to the Accumulation Account maintained by the Indenture Trustee with the Securities Intermediary. Funds on deposit in the Accumulation Account will be invested in Eligible Investments that will mature so that all such funds will be available no later than the close of business on the Business Day preceding each Distribution Date. On each Distribution Date with respect to the Accumulation Period and on the first Distribution Date with respect to the Early Amortization Period, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Accumulation Account will be withdrawn from the Accumulation Account and treated as Series 20__-_ Available Interest Amounts with respect to the related Collection Period for application in accordance with Section 4.03(a) on such Distribution Date. Net investment earnings on funds on deposit in the Accumulation Account will not be considered principal amounts on deposit therein for purposes of this Indenture Supplement. The Indenture Trustee will bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds (other than in its capacity as primary obligor) in accordance with this Section 4.09(b) nor for the selection of Eligible Investments in accordance with the provisions of the Indenture, this Indenture Supplement or the Transfer and Servicing Agreement. To the extent such specified prior written investment direction is not provided by the Servicer to the Indenture Trustee, the Indenture Trustee will hold the amounts in the Accumulation Account uninvested.

(c) The Servicer or the Indenture Trustee, acting at the written direction of the Servicer, shall (i) make withdrawals from the Accumulation Account in the amounts and for the purposes set forth in this Indenture Supplement and (ii) in respect of each Distribution Date with respect to the Accumulation Period, make deposits into the Accumulation Account in the amounts specified in, and otherwise in accordance with, Sections 4.01(c)(ii)(y), 4.03(d), (h) and (i).

Section 4.11. Accumulation Period.

The Accumulation Period is scheduled to begin on February 1, 2023; provided, however, that if the Accumulation Period Length (as described below) is determined to be less than six months, the date on which the Accumulation Period actually begins may be delayed to the close of business on the last day of the month preceding the month that is the number of whole months prior to the month in which the Series 20__-_ Expected Final Distribution Date occurs which is at least equal to the Accumulation Period Length (so that the number of full Collection Periods in the Accumulation Period will at least equal the Accumulation Period Length). On or prior to January 1, 2023 and, thereafter, on or prior to the first Business Day of each Collection Period prior to the Collection Period in which the Accumulation Period is scheduled to begin, the Issuer, acting directly or through the Administrator, may at its option, elect to delay the start of the Accumulation Period and thereby reduce the number of full Collection Periods in the Accumulation Period (the “Accumulation Period Length”), provided, that (i) the Accumulation Period shall start no later than July 1, 2023; (ii) the Issuer shall have given notice of such new Accumulation Period Length to each Rating Agency at least ten days prior to the first day of the Accumulation Period in place prior to the prospective change to such new Accumulation Period Length; and (iii) prior to delaying the start of the Accumulation Period, an Authorized Officer of the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate to the effect that delaying the start of the Accumulation Period is not expected to delay any payment of principal to the Series 20__-_ Noteholders. Once the Accumulation Period has commenced, the Accumulation Period Length cannot be changed.

Section 4.12. Establishment of Reserve Account.

(a) The Issuer will establish and the Indenture Trustee will maintain and hold in the name of the Indenture Trustee, solely for the benefit of the Series 20__-_ Noteholders, a Qualified Account bearing a designation clearly indicating that the funds and other property credited thereto are held solely for the benefit of the Series 20__-_ Noteholders (the “Reserve Account”). The Indenture Trustee will possess all right, title and interest in all Eligible Investments and all monies, instruments, securities, securities entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Reserve Account and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount) solely for the benefit of the Series 20__-_ Noteholders. The parties hereto acknowledge that the Indenture Trustee will be the sole entitlement holder of the Reserve Account, and will have sole dominion and control of the Reserve Account for the benefit of the Series 20__-_ Noteholders. Except as expressly provided in the Indenture, the Transfer and Servicing Agreement or this Indenture Supplement, the Servicer agrees that it has no right of setoff or banker’s lien against, and no right to otherwise deduct from, any funds and other property held in the Reserve Account for any amount owed to it by the Indenture Trustee, the Issuer or any Noteholder. If, at any time, either (i) the Servicer, in its sole discretion and for any reason, notifies the Indenture Trustee in writing that there shall be established a new Reserve Account at the institution selected by the Servicer or (ii) the Reserve Account ceases to be a Qualified Account, the Indenture Trustee (or the Servicer on its behalf), within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which the Servicer shall have given ten days’ notice to each Rating Agency), will establish a new Reserve Account meeting the conditions specified above, transfer any monies, instruments, securities, security entitlements, documents, certificates of deposit and other property to such new Reserve Account and from the date such new Reserve Account is established, it will be the “Reserve Account.” The Indenture Trustee shall assist the Servicer with establishment of a new Reserve Account described in the preceding sentence. Pursuant to the authority granted to the Servicer in Section 3.01(a) of the Transfer and Servicing Agreement, the Servicer has the power, revocable by the Indenture Trustee, to make withdrawals and payments from the Reserve Account and to instruct the Indenture Trustee to make withdrawals and payments from the Reserve Account for the purposes of carrying out the Servicer’s or the Indenture Trustee’s duties under the Transfer and Servicing Agreement, the Indenture and this Indenture Supplement, as applicable.

(b) Funds on deposit in the Reserve Account will, at the written direction of the Servicer, be invested by the Indenture Trustee or its nominee (including the Securities Intermediary) in Eligible Investments selected by the Servicer. All such Eligible Investments will be held by the Indenture Trustee solely for the benefit of the Series 20__-_ Noteholders. The Indenture Trustee will cause each Eligible Investment to be Delivered to it or its nominee (including a Securities Intermediary) and will be credited to the Reserve Account maintained by the Indenture Trustee with the Securities Intermediary. Funds on deposit in the Reserve Account will be invested in Eligible Investments that will mature so that all such funds will be available no later than the close of business on the Business Day next preceding each Distribution Date. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Reserve Account will be withdrawn from the Reserve Account and treated as Series 20__-_ Available Interest Amounts with respect to the related Collection Period for application in accordance with Section 4.03(a) on such Distribution Date. Net investment earnings on funds on deposit in the Reserve Account will not be considered principal amounts on deposit therein for purposes of this Indenture Supplement. The Indenture Trustee will bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds (other than in its capacity as primary obligor) in accordance with this Section 4.11(b) nor for the selection of Eligible Investments in accordance with the provisions of the Indenture, this Indenture Supplement or the Transfer and Servicing Agreement.

(c) The Reserve Account will be funded by the Issuer on the Series 20__-_ Issuance Date in the amount of the Reserve Account Initial Deposit.

(d) On each Distribution Date, to the extent that Series 20__-_ Available Interest Amounts on deposit in the Collection Account with respect to such Distribution Date, are insufficient to make all distributions and deposits required under clauses (i) through [(ix)] of Section 4.03(a), and to the extent that amounts set forth in Section 4.03(b)(i) are insufficient to make up the Interest Shortfall with respect to Series 20__-_, the Servicer or the Indenture Trustee, acting at the written direction of the Servicer, will withdraw amounts then on deposit in the Reserve Account up to the amounts specified in clause (ii) of Section 4.03(b) and apply, or cause the Indenture Trustee to apply, such amounts in accordance with clauses (i) through [(ix)] of Section 4.03(a) in the order of priority set forth in Section 4.03(a). If the Series 20__-_ Notes are not paid in full on the earlier of (x) the Series 20__-_ Final Maturity Date and (y) the first Distribution Date on or after the occurrence of an Event of Default and a declaration that all of the Series 20__-_ Notes are immediately due and payable as set forth in Section 5.03(a) of the Indenture, any funds remaining in the Reserve Account, after application of amounts therein on such date in accordance with Section 4.03(b)(ii), will be applied pursuant to Section 4.03(e) on such date. Upon the payment in full of the Series 20__-_ Notes under the Indenture and this Indenture Supplement, any funds remaining in the Reserve Account will be treated as Shared Excess Principal Amounts available from Series 20__-_ and applied to cover Principal Shortfalls for other outstanding Series in Excess Principal Sharing Group [___] in accordance with Section 8.05(b) of the Indenture. Upon the payment in full of the Series 20__-_ Notes under the Indenture and this Indenture Supplement and to the extent such amounts are not needed to cover Principal Shortfalls for other outstanding Series in Excess Principal Sharing Group [___], as directed in writing by the Servicer, the Indenture Trustee shall distribute to the Certificateholder any amounts remaining on deposit in the Reserve Account. Upon any such distribution to the Certificateholder as set forth in the preceding sentence, the Issuer, Transferor, Owner Trustee, Indenture Trustee and Noteholders will have no further rights in, or claims to, such amounts.

Section 4.13. [Reserved].

Section 4.14. Designation of Additional Accounts.

The Series 20__-_ Noteholders hereby waive the requirement that the Transferor provide them with notice of any designations of Additional Accounts pursuant to Section 2.06(b) of the Transfer and Servicing Agreement.

Section 4.15. Communications by Series 20__-_ Noteholders.

(a) Noteholder Communications with Indenture Trustee. A Series 20__-__ Noteholder or Beneficial Owner may communicate with the Indenture Trustee and give notices and make requests and demands and give directions to the Indenture Trustee through the procedures of the Clearing Agency and by notifying the Indenture Trustee. Any Beneficial Owner of a Series 20__-_ Note must provide a written certification stating that Beneficial Owner is a beneficial owner of a Series 20__-__ Note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing beneficial ownership of a Series 20__-__ Note. The Indenture Trustee will not be required to take action in response to requests, demands or directions of a Series 20__-__ Noteholder or a Beneficial Owner, other than requests, demands or directions relating to an asset representations review demand under Section 4.16, unless the Series 20__-__ Noteholder or Beneficial Owner has offered reasonable security or indemnity reasonably satisfactory to the Indenture Trustee to protect it against the fees and expenses that it may incur in complying with the request, demand or direction.

(b) Communications between Series 20__-__ Noteholders and Beneficial Owners. A Series 20__-__ Noteholder or Beneficial Owners that seeks to communicate with other Series 20__-__ Noteholders and Beneficial Owners about a possible exercise of rights under this Indenture Supplement or the other Basic Documents may send a request to the Issuer or the Servicer, on behalf of the Issuer, to include information regarding the communication in a Form 10-D to be filed by the Issuer with the Securities and Exchange Commission. Each request must include (i) the name of the requesting Series 20__-__ Noteholder or Beneficial Owner, (ii) the method by which other Series 20__-__ Noteholders or Beneficial Owners may contact the requesting Series 20__-__ Noteholder or Beneficial Owner and (iii) in the case of a Beneficial Owner, a certification from that Person that it is a Beneficial Owner of a Series 20__-_ Note, together with at least one form of documentation evidencing its beneficial ownership of a Series 20__-__ Note, including a trade confirmation, account statement, letter from a broker or dealer or similar document. A Series 20__-__ Noteholder or Beneficial Owner that delivers a request under this Section 4.15(b) will be deemed to have certified to the Issuer and the Servicer that its request to communicate with other Series 20__-__ Noteholders and Beneficial Owners relates solely to a possible exercise of rights under this Indenture Supplement or the other Basic Documents, and will not be used for other purposes. The Issuer will promptly deliver any request to the Servicer. On receipt of a request, the Servicer will include in the Form 10-D filed by the Issuer with the Securities and Exchange Commission for the Collection Period in which the request was received (A) a statement that the Issuer has received a request from a Series 20__-__ Noteholder or Beneficial Owner that is interested in communicating with other Series 20__-__ Noteholders and Beneficial Owners about a possible exercise of rights under this Indenture Supplement or the other Basic Documents, (B) the name of the requesting Series 20__-__ Noteholder or Beneficial Owner, (C) the date the request was received and (D) a description of the method by which the other Series 20__-__ Noteholders and Beneficial Owners may contact the requesting Series 20__-__ Noteholder or Beneficial Owner.

Section 4.16. Series 20__-_ Noteholder or Beneficial Owner Demand for Asset Representations Review.

If a Dealer Ratings Trigger occurs, as reported on Form 10-D, a Series 20__-__ Noteholder or Beneficial Owner may make a demand on the Indenture Trustee to cause a vote of the Series 20__-__ Noteholders or Beneficial Owners, as applicable, about whether to direct the Asset Representations Reviewer to conduct a review under the Asset Representations Review Agreement. In the case of a Beneficial Owner, each demand must be accompanied by a certification from that Person that it is the Beneficial Owner of a Series 20__-_ Note, together with at least one form of documentation evidencing its beneficial ownership of a Series 20__-__ Note, including a trade confirmation, account statement, letter from a broker or dealer or similar document. If the Series 20__-__ Noteholders or Beneficial Owners, as applicable, of at least 5% of the Series 20__-__ Outstanding Principal Amount demand a vote within 90 days of the filing of the Form 10-D reporting the occurrence of the Dealer Ratings Trigger, the Indenture Trustee will promptly request a vote of the Series 20__-__ Noteholders or Beneficial Owners, as applicable, as of the most recent Record Date through the Clearing Agency process. The vote will remain open until the 150th day after the filing of the Form 10-D. Assuming a voting quorum of the Series 20__-__ Noteholders or Beneficial Owners, as applicable, holding at least 5% of the Series 20__-__ Outstanding Principal Amount is reached, if the Series 20__-__ Noteholders or Beneficial Owners, as applicable, of a majority of the Series 20__-__ Outstanding Principal Amount voted to direct a review, the Indenture Trustee will promptly send a review notice to the Asset Representations Reviewer and the Servicer under the Asset Representations Review Agreement stating that the Series 20__-__ Noteholders or Beneficial Owners, as applicable, have voted to direct the Asset Representations Reviewer to conduct the review.

ARTICLE V

DELIVERY OF SERIES 20__-_ NOTES;

DISTRIBUTIONS; REPORTS TO SERIES 20__-_ NOTEHOLDERS

Section 5.01. Delivery and Payment for Series 20__-_ Notes.

The Indenture Trustee will authenticate the Series 20__-_ Notes in accordance with Section 2.03 of the Indenture. The Indenture Trustee will deliver the Series 20__-_ Notes to or upon the order of the Issuer when so authenticated.

Section 5.02. Distributions.

(a) On each Distribution Date, the Paying Agent will distribute to each Series 20__-_ Noteholder of record on the related Record Date (other than as provided in Section 11.01 of the Indenture) such Series 20__-_ Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay Monthly Interest on the Series 20__-_ Notes pursuant to this Indenture Supplement.

(b) On each Distribution Date, the Paying Agent will distribute to each Series 20__-_ Noteholder of record on the related Record Date (other than as provided in Section 11.01 of the Indenture) such Series 20__-_ Noteholder’s pro rata share of the amounts, if any, held by the Paying Agent that are allocated and available on such Distribution Date to pay principal on the Series 20__-_ Notes pursuant to this Indenture Supplement.

(c) The distributions to be made pursuant to this Section are subject to Section 11.01 of the Indenture and Section 7.02 of this Indenture Supplement.

(d) Except as provided in Section 11.01 of the Indenture with respect to a final distribution, distributions to Series 20__-_ Noteholders hereunder will be made (i) by wire transfer of immediately available funds to an account designated by the Series 20__-_ Noteholders, unless no such wire information is provided to the Indenture Trustee by such Series 20__-_ Noteholder at least two Business Days prior to such Distribution Date, in which case such amount will be sent by check to the address listed in the Note Register and (ii) without presentation or surrender of any Series 20__-_ Notes or the making of any notation thereon.

Section 5.03. Reports and Statements to Series 20__-_ Noteholders.

(a) Not later than the second Business Day preceding each Distribution Date, the Servicer will mail or deliver to the Owner Trustee, the Indenture Trustee and the Paying Agent, a statement substantially in the form of Exhibit B prepared by the Servicer. The Servicer will also deliver such statement to each Rating Agency no later than the 20th of each month (or, if such day is not a Business Day, the next succeeding Business Day).

(b) On each Distribution Date, the Paying Agent, on behalf of the Indenture Trustee, will deliver or otherwise make available, in accordance with its normal procedures, to each Series 20__-_ Noteholder a copy of each statement delivered pursuant to Section 5.03(a).

Section 5.04. Tax Treatment.

Each of the parties to this Indenture Supplement hereby severally covenants and agrees, in each case as to itself individually, to treat the Series 20__-_ Notes as indebtedness for applicable United States federal, state, and local income and franchise tax law and for purposes of any other tax imposed on, or measured by, income, except to the extent such Series 20__-_ Notes are retained or treated as retained by the Transferor or its Affiliates for such purpose.

Section 5.05. Information to be Provided by the Indenture Trustee.

The Indenture Trustee will (i) notify the Servicer, GMF and the Transferor, as soon as practicable and in any event within five Business Days and in the manner set forth for providing notices hereunder, of all demands or requests communicated (in writing or orally) to the Indenture Trustee for the repurchase of any Receivable pursuant to any Basic Document, (ii) promptly upon request by the Servicer, GMF or the Transferor, provide to them any other information reasonably requested to facilitate compliance by them with Rule 15Ga-1 under the Exchange Act and Items 1104(e) and 1121(c) of Regulation AB, and (iii) if requested by the Servicer, GMF or the Transferor, provide a written certification no later than fifteen days following any calendar quarter or calendar year that the Indenture Trustee has not received any repurchase demands for such period, or if repurchase demands have been received during such period, that the Indenture Trustee has provided all the information reasonably requested under clause (ii) above with respect to such demands. In no event will the Indenture Trustee or the Issuer have any responsibility or liability in connection with any filing required to be made by a securitizer under the Exchange Act or Regulation AB.

ARTICLE VI

SERIES 20__-_ EARLY AMORTIZATION EVENTS

Section 6.01. Series 20__-_ Early Amortization Events.

If any of the following events occurs with respect to the Series 20__-_ Notes:

(i) failure by the Issuer, the Transferor, the Servicer or GMF (if GMF is no longer the Servicer), as applicable (a) to make any deposit required by the terms of any Basic Document, including but not limited to any Transferor Deposit Amounts, on or before the date occurring five Business Days after the date such deposit is required to be made, (b) to deliver a Servicer’s Certificate on the date required under the Transfer and Servicing Agreement, or within the applicable grace period (not to exceed five Business Days) or (c) to observe or perform in any material respect any other covenants or agreements set forth in any Basic Document which failure (in the case of this clause (c) only and only with respect to a failure by the Transferor, the Servicer or GMF (if GMF is no longer the Servicer)) materially and adversely affects the rights of the Series 20__-_ Noteholders and continues unremedied for a period of sixty (60) days after the date on which written notice of such failure requiring the same to be remedied, has been given to the Issuer, the Transferor, the Servicer or GMF (if GMF is no longer the Servicer), as applicable, by the Indenture Trustee, or to the Issuer, the Transferor, the Servicer or GMF (if GMF is no longer the Servicer), as applicable, and the Indenture Trustee by any Holder of a Series 20__-_ Note;

(ii) any representation or warranty made by GMF or the Transferor in any Basic Document, or any information required to be delivered by GMF or the Transferor to identify the Accounts, proves to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, has been given to GMF or the Transferor, as applicable, by the Indenture Trustee, or to GMF or the Transferor, as applicable, and the Indenture Trustee by any Holder of a Series 20__-_ Note and as a result the interests of the Series 20__-_ Noteholders are materially and adversely affected; provided, however, that an Early Amortization Event pursuant to this clause (ii) will not occur if the Transferor has accepted reassignment of the related Receivable during such period in accordance with the provisions of the Transfer and Servicing Agreement;

(iii) the occurrence of an Insolvency Event with respect to GM;

(iv) on any Distribution Date, the Primary Series 20__-_ Overcollateralization Amount is reduced to an amount less than the product of (a) the applicable Series 20__-_ Overcollateralization Percentage and (b) the Series 20__-_ Initial Principal Amount;

(v) (a) the occurrence of any Servicer Termination Event that adversely affects in any material respect the interests of any Series 20__-_ Noteholder, or (b) GMF (including its successors and assigns other than a Successor Servicer appointed following the occurrence of a Servicer Termination Event) no longer acts as Servicer under the Transfer and Servicing Agreement;

(vi) on any Determination Date, the average of the Monthly Payment Rates for the three consecutive Collection Periods preceding such Determination Date is less than 17.50%;

(vii) for three consecutive Determination Dates, the amounts on deposit in the Excess Funding Account on each such Determination Date exceed 30.00% of the sum of the Invested Amounts of all outstanding Series issued by the Issuer;

(viii) the Series 20__-_ Outstanding Principal Amount is not repaid in full on the Series 20__-_ Expected Final Distribution Date; or

(ix) the occurrence of an Event of Default with respect to Series 20__-_ Notes and the declaration that the Series 20__-_ Notes are immediately due and payable hereunder.

then, in the case of any event described in clause (i), (ii) or (v) above, such event with respect to Series 20__-_ shall be an Early Amortization Event (solely with respect to the Series 20__-_ Notes) when, and only if, after the applicable grace period described in such clause, if any, the Majority Noteholders by written notice to the Transferor, GMF, the Servicer and the Indenture Trustee, declare that an Early Amortization Event has occurred as of the date of that notice. If any of the other events described above occurs then an Early Amortization Event will occur immediately upon the occurrence of such event without any notice or other action on the part of the Indenture Trustee or the Series 20__-_ Noteholders.

If an Early Amortization Event (other than an Early Amortization Event specified in clause (1) of Section 5.01 of the Indenture or clauses (iii) or (ix) above) has occurred and the Accumulation Period has not commenced and if the Majority Noteholders consent to the recommencement of the Revolving Period and the Issuer shall have given to each Rating Agency notice of such recommencement at least ten days prior to the proposed recommencement date, the related Early Amortization Event shall terminate and the Revolving Period shall recommence. Notwithstanding anything to the contrary herein, if an Early Amortization Event specified in clause (1) of Section 5.01 of the Indenture or clauses (iii) or (ix) above has occurred, the Revolving Period shall not recommence under any circumstances.

Section 6.02. [Reserved].

ARTICLE VII

REDEMPTION OF SERIES 20__-_ NOTES;

SERIES FINAL MATURITY; FINAL DISTRIBUTIONS

Section 7.01. Redemption of Series 20__-_ Notes.

(a) On any day occurring on or after the date on which the Series 20__-_ Outstanding Principal Amount is reduced to 10% or less of the Series 20__-_ Initial Principal Amount, the Issuer will have the option to redeem the Series 20__-_ Notes, in whole but not in part, at a redemption price equal to (i) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day.

(b) The Issuer will give the Servicer and the Indenture Trustee five (5) days’ prior written notice of the date on which the Issuer intends to exercise its option to redeem the Series 20__-_ Notes. Not later than one Business Day prior to the date on which the Issuer is to redeem the Series 20__-_ Notes, the Issuer will deposit into the Collection Account in immediately available funds an amount equal to the excess of the Reassignment Amount over amounts then on deposit in the Collection Account and available to be applied to the payment of the Reassignment Amount. Such redemption option is subject to payment in full of the Reassignment Amount. Following such deposit into the Collection Account in accordance with the foregoing, the Series 20__-_ Invested Amount will be reduced to zero and the Series 20__-_ Noteholders will have no further interest in the Collateral. The Reassignment Amount will be distributed in the manner set forth in Section 7.02.

Section 7.02. Certain Final Distributions.

(a) With respect to the Reassignment Amount deposited into the Collection Account under Section 7.01 and the proceeds from any Foreclosure Remedy pursuant to Section 5.05 of the Indenture, the Indenture Trustee will, in accordance with the written direction of the Servicer, not later than 2:00 p.m., New York City time, on the related Distribution Date, make distributions of the following amounts (in the priority set forth below and, in each case, after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds: (A) the Series 20__-_ Outstanding Principal Amount on such Distribution Date will be distributed to the Paying Agent for payment to the Series 20__-_ Noteholders and (B) an amount equal to the sum of (1) Monthly Interest for such Distribution Date, (2) any Monthly Interest previously due but not distributed to the Series 20__-_ Noteholders on any prior Distribution Date and (3) Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to the Series 20__-_ Noteholders on any prior Distribution Date will be distributed to the Paying Agent for payment to the Series 20__-_ Noteholders.

(b) Notwithstanding anything to the contrary in this Indenture Supplement, the Indenture or the Transfer and Servicing Agreement, all amounts distributed to the Paying Agent pursuant to Section 7.02(a) for payment to the Series 20__-_ Noteholders will be deemed distributed in full to the Series 20__-_ Noteholders on the date on which such funds are distributed to the Paying Agent pursuant to this Section and will be deemed to be a final distribution pursuant to Section 11.01 of the Indenture.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01. Ratification of Agreement.

As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement is to be read, taken and construed as one and the same instrument.

Section 8.02. Additional Limitations on Duties of Indenture Trustee.

(a) Notwithstanding Section 6.01(b)(i) of the Indenture, the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Basic Documents to which it is a party, and no implied covenants or obligations are to be read into this Indenture Supplement against the Indenture Trustee, and any discretion, permissive right, or privilege shall not be deemed to be or otherwise construed as a duty or obligation.

(b) Only in the event the Indenture Trustee has acted negligently, the Indenture Trustee shall not be liable for special, consequential or indirect damages (including, among other things, lost profits).

(c) Without limiting the generality of Section 6.01 of the Indenture, the Indenture Trustee shall have no duty (i) to see to any recording, filing or depositing of this Indenture Supplement, the Indenture or any agreement referred to therein or any financing statement evidencing a security interest in the Collateral, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to any insurance of the Collateral or obligors or to effect or maintain any such insurance, (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Issuer, (iv) to confirm or verify the contents of any reports or certificates delivered to the Indenture Trustee pursuant to this Indenture Supplement, the Indenture or the Transfer and Servicing Agreement believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties, or (v) to inspect the Collateral at any time or ascertain or inquire as to the performance of observance of any of the Issuer’s, the Seller’s or the Servicer’s representations, warranties or covenants or the Servicer’s duties and obligations as Servicer and as custodian of the Receivables under the Transfer and Servicing Agreement.

(d) The Indenture Trustee shall not (i) be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Indenture Trustee shall have received written notice or obtained actual knowledge thereof and (ii) have any duty to take any action to determine whether any default or Event of Default has occurred. In the absence of receipt of such notice or actual knowledge, the Indenture Trustee may conclusively assume that there is no default or Event of Default. Publicly available information by itself shall not constitute actual knowledge unless a Responsible Officer shall have actual knowledge or has received written notice of such publicly available information.

(e) Subject to Sections 6.01(a) and (d) of the Indenture, in no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, provided such failure or delay in performance could not have been prevented by the taking of commercially reasonable precautions such as the implementation and execution of disaster recovery plans. Notwithstanding the occurrence of a foregoing event, the Indenture Trustee shall perform its obligations hereunder and under the Indenture to the extent it is able to do so under such event. The Indenture Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to prevent any failure or delay in performance and to resume performance as soon as practicable under the circumstances.

Section 8.03. Form of Delivery of Series 20__-_ Notes.

The Series 20__-_ Notes shall be Registered Notes and shall be delivered as provided in Sections 2.03 and 2.13 of the Indenture.

Section 8.04. Notices.

All notices, requests, reports, consents or other communications required to be delivered to the Rating Agencies hereunder or under the Indenture shall be delivered to each Rating Agency; provided, however, that all notices, requests, reports, consents or other communications required to be delivered to the Rating Agencies hereunder or under the

Indenture shall be deemed to be delivered if a copy of such notice, request, report, consent or other communication has been posted on any website maintained by or on behalf of GMF pursuant to a commitment to any Rating Agency relating to the Series 20__-_ Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

Section 8.05. Additional Issuances.

If, at any time and from time to time when the Series 20__-_ Notes are outstanding, the Issuer determines that an amendment to this Indenture Supplement is desirable for the Issuer to issue additional Series 20__-_ Notes, then the Issuer and the Indenture Trustee may enter into such amendment without obtaining the consent of any Series 20__-_ Noteholders; provided, that (a) the Issuer shall have given notice of such proposed issuance to each Rating Agency at least ten days prior to the date of such proposed issuance, (b) the Issuer shall have delivered to the Indenture Trustee and the Owner Trustee a Required Federal Income Tax Opinion and (c) the Series 20__-_ Invested Amount of the Series 20__-_ Notes and all amounts relating to the Series 20__-_ Overcollateralization Amount shall be adjusted accordingly.

In executing any amendment permitted by this Section 8.05, the Indenture Trustee is entitled to receive, and subject to Sections 6.01 and 6.02 of the Indenture, is fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Indenture Supplement. The Indenture Trustee may, but is not obligated to, enter into any such amendment that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture Supplement, the Indenture or otherwise.

Any amendment entered into pursuant to this Section 8.05 which affects the rights, duties, immunities or liabilities of the Owner Trustee shall require the Owner Trustee’s written consent.

Section 8.06. Counterparts and Consent to Do Business Electronically.

This Indenture Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which will be an original, but all of which will constitute one and the same instrument. Facsimile and .pdf signatures shall be deemed valid and binding to the same extent as the original and the parties affirmatively consent to the use thereof, with no such consent having been withdrawn. Each party agrees that this Indenture Supplement and any documents to be delivered in connection with this Indenture Supplement may be executed by means of an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable. Any electronic signatures appearing on this Indenture Supplement and such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

Section 8.07. Governing Law.

THIS INDENTURE SUPPLEMENT AND EACH SERIES 20__-_ NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.08. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and are not intended to affect the construction hereof.

Section 8.09. Waiver of Jury Trial.

Each of the parties hereto hereby waives, to the fullest extent permitted by applicable law, any right that it may have to a trial by jury in respect to any legal action or proceeding relating to this Indenture Supplement.

Section 8.10. Limitation of Owner Trustee Liability.

It is expressly understood and agreed by the parties that (a) this Indenture Supplement is executed and delivered by Deutsche Bank Trust Company Delaware, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Deutsche Bank Trust Company Delaware, but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Deutsche Bank Trust Company Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) Deutsche Bank Trust Company Delaware has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Indenture Supplement and (e) under no circumstances shall Deutsche Bank Trust Company Delaware be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture Supplement or any other related documents.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture Supplement to be duly executed by their respective Responsible Officers, all as of the day and year first written above.

GMF FLOORPLAN OWNER REVOLVING TRUST, as Issuer

By:	Deutsche Bank Trust Company Delaware, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

By:
Name:
Title:

,
not in its individual capacity, but solely as Indenture Trustee

By:
Name:
Title:

Agreed and accepted as of the day and year first written above

AMERICREDIT FINANCIAL SERVICES, INC.,
d/b/a GM Financial, as Servicer

By:
Name:
Title:

[Signature Page to Series 20__-_ Indenture Supplement]

EXHIBIT A

FORM OF

CLASS [A][B][C][D] NOTE

[TEMPORARY REGULATION S NOTES ONLY:][THIS REGULATION S GLOBAL NOTE IS A TEMPORARY REGULATION S GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.]

[RULE 144A NOTES ONLY:][THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS NOTE THE HOLDER OF THIS NOTE IS DEEMED TO REPRESENT TO GMF WHOLESALE RECEIVABLES LLC (THE “DEPOSITOR”) AND THE INDENTURE TRUSTEE THAT IT (I) IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”) AND IS ACQUIRING SUCH NOTE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QIBS) TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (II) IS A NON-U.S. PERSON OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT.

NO SALE, PLEDGE OR OTHER TRANSFER OF THIS NOTE MAY BE MADE BY ANY PERSON UNLESS (I) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO THE DEPOSITOR, (II) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES AFTER DUE INQUIRY IS A QIB ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QIBS) TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (III) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT. ANY ATTEMPTED TRANSFER IN CONTRAVENTION OF THE IMMEDIATELY PRECEDING RESTRICTIONS WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEROR WILL CONTINUE TO BE TREATED AS THE OWNER OF THE NOTES FOR ALL PURPOSES.]

[EACH PURCHASER OR TRANSFEREE OF A BENEFICIAL INTEREST IN THIS NOTE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT, AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF, (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (B) A “PLAN” (AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE ASSETS OF AN EMPLOYEE BENEFIT PLAN OR A PLAN DESCRIBED IN (A) OR (B) ABOVE BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY (COLLECTIVELY, A “BENEFIT PLAN INVESTOR”) OR (D) AN EMPLOYEE BENEFIT PLAN, A PLAN OR OTHER SIMILAR ARRANGEMENT THAT IS NOT A BENEFIT PLAN INVESTOR BUT IS SUBJECT TO FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”)[FOR THE CLASS A NOTES, CLASS B NOTES AND CLASS C NOTES ONLY][, UNLESS SUCH PURCHASER’S OR TRANSFEREE’S ACQUISITION, HOLDING AND DISPOSITION OF THE NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR A NON-EXEMPT VIOLATION OF ANY SIMILAR LAW].

[THIS NOTE AND RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES UNDERTAKEN OR REPRESENTED BY THE HOLDER, FOR RESALES AND OTHER TRANSFERS OF THIS NOTE, TO REFLECT ANY CHANGE IN, OR TO MAKE USE OF OTHER, APPLICABLE LAWS OR REGULATIONS (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND ANY BENEFICIAL OWNER OF ANY INTEREST THEREIN SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF OR THEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER HEREOF AND ALL FUTURE HOLDERS OF THIS NOTE AND ANY NOTES ISSUED IN EXCHANGE OR SUBSTITUTION THEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON) AND AGREES TO TRANSFER THIS NOTE ONLY IN ACCORDANCE WITH SUCH RELATED DOCUMENTATION AS SO AMENDED OR SUPPLEMENTED AND IN ACCORDANCE WITH APPLICABLE LAW IN EFFECT AT THE DATE OF SUCH TRANSFER.]

UNLESS THIS SERIES 20__-_ NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SERIES 20__-_ NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE OUTSTANDING PRINCIPAL AMOUNT OF THIS SERIES 20__-_ NOTE MAY BE REDUCED FROM TIME TO TIME BY DISTRIBUTIONS ON THIS SERIES 20__-_ NOTE ALLOCABLE TO PRINCIPAL. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THIS SERIES 20__-_ NOTE, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE DIFFERENT FROM THE INITIAL PRINCIPAL AMOUNT SHOWN BELOW. ANYONE ACQUIRING THIS SERIES 20__-_ NOTE MAY ASCERTAIN THE CURRENT OUTSTANDING PRINCIPAL AMOUNT OF THIS SERIES 20__-_ NOTE BY INQUIRY OF THE INDENTURE TRUSTEE. ON THE DATE OF THE INITIAL ISSUANCE OF THIS SERIES 20__-_ NOTE, THE INDENTURE TRUSTEE IS _____________________________________.

THIS NOTE IS NOT AN OBLIGATION OF, AND IS NOT INSURED OR GUARANTEED BY, ANY GOVERNMENTAL AGENCY OR AMERICREDIT FINANCIAL SERVICES, INC., GMF WHOLESALE RECEIVABLES LLC, ANY TRUSTEE OR ANY AFFILIATE OF ANY OF THE FOREGOING.

THE HOLDER OF THIS SERIES 20__-_ NOTE, BY ACCEPTANCE OF THIS SERIES 20__-_ NOTE, AND EACH OWNER OF A BENEFICIAL INTEREST HEREIN, AGREES TO TREAT THE SERIES 20__-_ NOTES AS INDEBTEDNESS FOR APPLICABLE UNITED STATES FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME, EXCEPT TO THE EXTENT SUCH SERIES 20__-_ NOTES ARE RETAINED OR TREATED AS RETAINED BY THE TRANSFEROR OR ITS AFFILIATES FOR SUCH PURPOSE.

[REGULATION S NOTES ONLY:][THIS REGULATION S GLOBAL NOTE IS A GLOBAL NOTE WHICH IS EXCHANGEABLE FOR INTERESTS IN OTHER GLOBAL NOTES AND DEFINITIVE NOTES SUBJECT TO THE TERMS AND CONDITIONS SET FORTH HEREIN AND IN THE INDENTURE (AS DEFINED HEREIN).]

Registered	Up to $____________

No. R-__	CUSIP No.

GMF FLOORPLAN OWNER REVOLVING TRUST,

SERIES 20__-_ ASSET BACKED NOTES, CLASS [A][B][C][D]

GMF Floorplan Owner Revolving Trust (herein referred to as the “Issuer”), a Delaware statutory trust formed by an Amended and Restated Master Trust Agreement, dated as of March 27, 2013, for value received, hereby promises to pay to CEDE & CO., or registered assigns, subject to the following provisions, the principal sum set forth above, or such lesser amount, as determined in accordance with the Indenture (referred to herein) and the Indenture Supplement (referred to herein), on the Series 20__-_ Final Maturity Date, except as otherwise provided below or in the Indenture Supplement. The Issuer will pay interest on the unpaid principal amount of this Class [A][B][C][D] Note at the Class [A][B][C][D] Note Interest Rate on each Distribution Date until the principal amount of this Class [A][B][C][D] Note is paid or made available for payment, subject to certain limitations in the Indenture and Indenture Supplement. Interest on this Series 20__-_ Note will accrue for each Distribution Date from and including the 15th day of the month prior to that Distribution Date (or, in the case of the first Distribution Date, from and including the Series 20__-_ Issuance Date) to but excluding the 15th day of the month in which such Distribution Date occurs. Interest will be computed as provided in the Indenture Supplement. Principal of this Class [A][B][C][D] Note will be paid in the manner specified on the reverse hereof.

The principal of and interest on this Series 20__-_ Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Series 20__-_ Note set forth on the reverse hereof, which will have the same effect as though fully set forth on the face of this Series 20__-_ Note.

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Series 20__-_ Note will not be entitled to any benefit under the Indenture or the Indenture Supplement or be valid for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Series 20__-_ Note to be duly executed.

GMF FLOORPLAN OWNER REVOLVING TRUST, as Issuer

By:	DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

Dated: ______________, 2020

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class [A][B][C][D] Notes of the Series described therein and referred to in the within-mentioned Indenture.

_____________________________________, not in its individual capacity, but solely as Indenture Trustee

By:
Name:
Title:

GMF FLOORPLAN OWNER REVOLVING TRUST,

SERIES 20__-_ ASSET BACKED NOTES, CLASS [A][B][C][D]

This Series 20__-_ Note is one of a duly authorized issue of Notes of the Issuer, designated as the GMF Floorplan Owner Revolving Trust Asset Backed Notes, Series 20__-_ (the “Series 20__-_ Notes”), issued under the Indenture, dated as of March 27, 2013 (the “Indenture”), between the Issuer and _____________________________________, as indenture trustee (the “Indenture Trustee”), as supplemented by the Series 20__-_ Indenture Supplement, dated as of _______ ___, 20__ (the “Indenture Supplement”), between the Issuer and the Indenture Trustee, and representing the right to receive certain payments from the Issuer. The term Indenture, unless the context otherwise requires, refers to the Indenture as supplemented by the Indenture Supplement. The Series 20__-_ Notes are subject to all of the terms, provisions and conditions of the Indenture and the Indenture Supplement, each as may be amended, supplemented or modified from time to time. All terms used in this Series 20__-_ Note that are defined in the Annex of Definitions relating to the Indenture, the other Basic Documents or the Indenture Supplement have the meanings assigned to them therein or pursuant thereto, as applicable. In the event of any conflict or inconsistency between the Annex of Definitions or the Indenture Supplement, as applicable, and this Series 20__-_ Note, the Annex of Definitions or the Indenture Supplement, as applicable, controls.

The Series 20__-_ Noteholder, by its acceptance of this Series 20__-_ Note, agrees that it will look solely to the property of the Issuer allocated to the payment of this Series 20__-_ Note for payment hereunder and that the Indenture Trustee is not liable to the Series 20__-_ Noteholders for any amount payable under this Series 20__-_ Note or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

This Series 20__-_ Note does not purport to summarize the Indenture and reference is made to the Indenture and the Indenture Supplement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

The Series 20__-_ Initial Principal Amount is $____________. The Series 20__-_ Outstanding Principal Amount on any date of determination will be an amount equal to (a) the Series 20__-_ Initial Principal Amount minus (b) the aggregate amount of principal payments made to the Series 20__-_ Noteholders on or before such date. Payments of principal of the Series 20__-_ Notes will be made in accordance with the provisions of, and subject to the limitations in, the Indenture and the Indenture Supplement.

Subject to the terms and conditions of the Indenture, the Issuer may, from time to time, issue one or more new Series of Notes. The Series 20__-_ Notes are included in Excess Interest Sharing Group [___] and Excess Principal Sharing Group [___].

On each Distribution Date, the Paying Agent will distribute to each Series 20__-_ Noteholder of record on the related Record Date (except for the final distribution in respect of this Series 20__-_ Note) such Series 20__-_ Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay interest and principal on the Series 20__-_ Notes pursuant to the Indenture Supplement. Except as provided in the Indenture with respect to a final distribution, distributions to the Series 20__-_ Noteholders shall be made (i) on the due date thereof, to an account designated by the holder of this Series 20__-_ Note, in United States dollars and in immediately available funds and (ii) without presentation or surrender of any Series 20__-_ Note or the making of any notation thereon. Final payment of this Series 20__-_ Note will be made only upon presentation and surrender of this Series 20__-_ Note at the office or agency specified in the notice of final distribution delivered by the Indenture Trustee to the Series 20__-_ Noteholders in accordance with the Indenture.

On any day occurring on or after the date on which the Series 20__-_ Outstanding Principal Amount is reduced to 10% or less of the Series 20__-_ Initial Principal Amount, the Issuer will have the option to redeem the Series 20__-_ Notes, at a purchase price equal to (i) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day.

This Series 20__-_ Note does not represent an obligation of, or an interest in, GMF Wholesale Receivables LLC (the “Transferor”’), AmeriCredit Financial Services, Inc. d/b/a GM Financial or any Affiliate of either of them and is not insured or guaranteed by any governmental agency or instrumentality or any other Person.

Each Series 20__-_ Noteholder or Beneficial Owner, by accepting a Note, and each beneficial owner of such Note hereby covenants and agrees that it will not at any time institute against the Issuer or the Transferor, or join in instituting against the Issuer or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

The Issuer, the Transferor, the Indenture Trustee and any agent of the Issuer, Transferor or the Indenture Trustee will treat the person in whose name this Series 20__-_ Note is registered as the owner hereof for all purposes, and none of the Issuer, the Transferor, the Indenture Trustee or any agent of the Issuer, Transferor or the Indenture Trustee will be affected by notice to the contrary.

THIS SERIES 20__-_ NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

ASSIGNMENT

Social Security or other identifying number of

assignee ___________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (name and address of assignee) the within Series 20__-_ Note and all rights thereunder, and hereby irrevocably constitutes and appoints __________________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _____________________________1

Signature Guaranteed:

[1]

The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

EXHIBIT B

FORM OF SERVICER’S CERTIFICATE

[see attached]

B-1

GMF FLOORPLAN OWNER REVOLVING TRUST

Summary Pool Report

Collection Period No.
Collection Period	__/__/20__—__/__/20__
Determination Date	__/__/20__
Distribution Date	__/__/20__

I. SERIES SUMMARY

Beginning of Period
Name	Outstanding Principal Balance	Invested Amount	Overcollateralization Amount	Nominal Liquidation Amount	Series Floating Allocation Percentage	Series Principal Allocation Percentage	Series Allocation Percentage
Series 20__-_
Series 20__-_
Series 20__-_
Series 20__-_
Series 20__-_
Series 20__-_
Total:

End of Period
Name	Outstanding Principal Balance	Invested Amount	Overcollateralization Amount	Nominal Liquidation Amount	Series Floating Allocation Percentage	Series Principal Allocation Percentage	Series Allocation Percentage
Series 20__-_
Series 20__-_
Series 20__-_
Series 20__-_
Series 20__-_
Series 20__-_
Total:

II. POOL BALANCE

1	Beginning Pool Balance	1	$
2	Principal Payments received from Dealers during Collection Period	2	$
3	Principal Receivables created during Collection Period	3	$
4	Defaulted Amount	4	$
5	Principal Receivables from Additional Accounts	5	$
6	Principal Receivables removed from Redesignated Accounts	6	$
7	Non-Cash Adjustments	7	$
8	CMA Adjustment	8	$
9	Ending Pool Balance	9	$
10	Excess Funding Account End of Period	10	$
11	Ending Adjusted Pool Balance	11	$
12	Monthly Payment Rate	12

III. TRUST COLLECTIONS

	Trust Interest Collections
13	Interest Collections	13	$
14	Recoveries	14	$
15	Investment Income on Collection Account	15	$
16	Investment Income on Excess Funding Account	16	$
17	Total Interest Collections	17	$

	Trust Principal Collections
18	Collections on Principal Receivables	18	$
19	Reassignment or Purchase Amounts of Receivables Reassigned	19	$
20	Dealer Termination Payments paid by Transfer	20	$

1

GMF FLOORPLAN OWNER REVOLVING TRUST

Summary Pool Report

Collection Period No.
Collection Period	__/__/20__—__/__/20__
Determination Date	__/__/20__
Distribution Date	__/__/20__

	Trust Yield
21	Total Interest Collections	21	$
22	divided by Average Pool Balance	22
23	times 360	23
24	divided by Actual Days (Prior Month)	24
25	Average Collection rate	25
26	Servicing Fee	26	$
27	Net Portfolio Yield	27	$
28	Weighted Average Financing Cost	28	$
29	Excess Spread	29

IV. EXCESS FUNDING ACCOUNT

30	Beginning of Period Balance	30	$
31	Investment Earnings on Excess Funding Account during period	31	$
32	Investment Earnings transferred to Collection Account	32	$
33	Deposits during period	33	$
34	Withdrawals during period	34	$
35	Balance prior to Payment Date	35	$
36	Deposits made on Payment Date	36	$
37	Withdrawals made on Payment Date	37	$
38	Ending Balance	38	$

IV. CMA ACCOUNT

39	Beginning of Period Balance	39	$
40	Increase during month	40	$
41	Decrease during month	41	$
42	Ending Balance	42	$

V. FUNDS DEPOSITED IN COLLECTION ACCOUNT

43	Series 20__-_ Amount	43	$
44	Series 20__-_ Amount	44	$
45	Series 20__-_ Amount	45	$
46	Series 20__-_ Amount	46	$
47	Series 20__-_ Amount	47	$
48	Series 20__-_ Amount	48	$
49	Total Series Deposits	49	$

VI. POOL INFORMATION

			Original	Prev. Month	Current
50	Total pool size in $	50	$	$	$
51	Number of Dealers	51
52	Number of Defaulted Dealers	52
53	Net loss in $ during period	53	$	$	$

	Age Distribution		Units	Dollars	Percentage
54	1-120 days	54		$		%
55	121-180 days	55		$		%
56	181-270 days	56		$		%
57	Over 270 days	57		$		%

2

GMF FLOORPLAN OWNER REVOLVING TRUST

Summary Pool Report

Collection Period No.
Collection Period	__/__/20__—__/__/20__
Determination Date	__/__/20__
Distribution Date	__/__/20__

VII. TRANSFEROR INTEREST AS OF DETERMINATION DATE

58	Pool Balance	$
59	Aggregate Principal Balance of Ineligible Receivables Allocable to Transferor Interest	$
60	Sum of Series Nominal Liquidation Amounts for Outstanding Series	$
61	Item 58 minus item 59 minus item 60	$
61	Aggregate Principal Amount of Outstanding Notes for All Series	$
62	Multiplied by 5%	$
63	Item 61 is > item 62 (T/F)

VIII. REPURCHASE DEMAND ACTIVITY

[ No Activity to Report ]

Name of Issuing Entity	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
			(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)
Wholesale Auto Loans		AmeriCredit Financial Services Inc.
GMF Floorplan Owner Revolving Trust
CIK# 0001002761

Most Recent Form ABS-15G

Filed By: AmeriCredit Financial Services Inc.

CIK# 0001002761

Date: February __, 20__

Servicer Certification

THIS REPORT IS ACCURATE IN ALL MATERIAL RESPECTS.

AmeriCredit Financial Services Inc.

/s/ [name]

[title]

3